Pricing Supplement No. ETN-13/A8† To the Prospectus Supplement dated June 18, 2020 and the Prospectus dated June 18, 2020	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 November 9, 2020
475,000* Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes (ETNs) due June 13, 2024** Linked to the Russell 1000® Growth Index Total Return

General

•	The ETNs are designed for investors who seek a leveraged return linked to the performance of the Russell 1000® Growth Index Total Return (the “Index”), an index that seeks to track the performance of the large-cap growth segment of the U.S. equity market. The ETNs are leveraged with respect to the Index and, as a result, investors will benefit from a multiple of any beneficial performance of the Index, and will be exposed to a multiple of any adverse performance of the Index, in each case reduced by the application of the Investor Fee, Exposure Fee and Rebalance Fee, and any applicable Early Redemption Charge and/or Acceleration Fee (collectively, the “ETN Fees”). The ETNs are subject to a leverage factor of 2.0, but the effective leverage will vary with changes in the Closing Indicative Value of the ETNs since the previous Rebalance Event.
•	The ETNs track the performance of the Index, as reflected by their Indicative Value, calculated as set forth below.
•	The ETNs do not guarantee any return of your investment. Investors should be willing to forgo interest payments and, if the Index declines, be willing to lose up to 100% of their investment. A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value. Accordingly, the leverage of the ETNs will be reset with each Rebalance Event and a Rebalance Fee will apply. In addition, the ETNs will be subject to automatic acceleration if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value and an Acceleration Fee will apply. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing June 13, 2024, unless the maturity is extended at our option, as described below.**
•	An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index. Accordingly, the ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.
•	The denomination and stated principal amount of each ETN is $100.00. For each ETN, the initial Indicative Value on the Inception Date was $100.00 (the “Initial Indicative Value”). ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.
•	The initial issuance of ETNs priced on June 10, 2014 (the “Inception Date”) and settled on June 13, 2014 (the “Initial Settlement Date”).
•	The ETNs are subject to early redemption or acceleration in whole or in part at any time, as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.
•	The ETNs are listed on the NYSE Arca under the ticker symbol “FLGE”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.

Investing in the ETNs involves significant risks not associated with an investment in conventional debt securities. See “Risk Factors” in this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes pricing supplement No. ETN-13/A7 dated June 18, 2020 (together with any previous supplements or amendments) in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement”.

* Reflects the number of ETNs offered hereby. As of November 4, 2020, there were 552,660 ETNs ($55,266,000 in stated principal amount) issued and outstanding. Additional ETNs may be issued and sold from time to time through Credit Suisse Securities (USA) LLC (“CSSU”) and one or more dealers at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. On the Inception Date or soon thereafter, the ETNs were sold to a single investor, and such investor may continue to hold a portion of the ETNs as of the date of this pricing supplement. There is no obligation for such investor to sell or continue to hold any of the ETNs. Accordingly, the liquidity of the ETNs may be materially affected by the decisions of a single holder of the ETNs. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date, less any commissions paid to CSSU or any other agent. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). However, we are under no obligation to issue or sell additional ETNs at any time, and if we do issue and sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

** The scheduled Maturity Date is June 13, 2024, but the maturity of the ETNs may be extended at our option for an additional five-year period, as described herein. On April 23, 2019, Credit Suisse, at its option and in accordance with the terms of the ETNs, extended the Maturity Date of the ETNs by five years from their initially scheduled Maturity Date, June 13, 2019.

We sold a portion of the ETNs on the Inception Date and received proceeds equal to 100% of their stated principal amount as of the Inception Date. The agent for this offering, CSSU, is our affiliate. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the ETN Fees. In addition, if you elect to have your ETNs redeemed by us prior to the Maturity Date or the ETNs are subject to an Automatic Acceleration, a fee equal to the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date or Accelerated Valuation Date, as the case may be, times (iii) the Index Units as of the immediately preceding Trading Day will apply to each ETN that is redeemed prior to the Maturity Date. CSSU and its affiliates may also profit from hedging activity related to these offerings, even if the value of the ETNs declines. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

November 9, 2020

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Inception Date:	June 10, 2014
Initial Settlement Date:	June 13, 2014
Valuation Date***:	June 10, 2024, or, if such date is not a Trading Day, the next following Trading Day (the “Final Valuation Date”), any Early Redemption Valuation Date and any Accelerated Valuation Date, subject to postponement if such date is not a Trading Day or in the event of a Market Disruption Event or an extension of the Maturity Date as described herein. If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended.
Maturity Date:	If not previously redeemed or accelerated, the ETNs will mature on June 13, 2024, subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event or an extension of the Maturity Date as described herein.
Index:	The Russell 1000® Growth Index Total Return. The return on the ETNs is linked to a leveraged participation in the performance of the Index. The Index seeks to track the large cap growth segment of the U.S. equity market and includes those Russell 1000® companies (each, an “Index Component”) that are determined to have higher price-to-book ratios and higher forecasted growth values relative to the equity universe. The intraday level and the official Closing Level of the Index are expected to be reported by FTSE Russell (the “Index Sponsor”) on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined by the Calculation Agent to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day times (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day. For more information on the Index and the Price Return Index, see “The Index” in this pricing supplement. The Index is subject to the policies of the Index Sponsor and is subject to the Index Sponsor’s discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.
Price Return Index:	The Russell 1000® Growth Index, as published on the Bloomberg page “RLG <Index>” or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index.
Initial Index Level:	826.0448, the Closing Level of the Index on the Inception Date.
Closing Level of the Index:	The Closing Level of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “RU10GRTR <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events”.
CUSIP | ISIN Number:	22542D423 | US22542D4236
Payment at Maturity:	If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

*** Any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period; any Early Redemption Date will be postponed if such date is not a Business Day or a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events”. No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

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Closing Indicative Value:

For each ETN, the Closing Indicative Value on the Inception Date was $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. In no event, however, will the Closing Indicative Value be less than zero.

The Closing Indicative Value for the ETNs on November 4, 2020 was $475.2476 and the closing price on November 4, 2020 on the NYSE Arca (ticker symbol “FLGE”) was $475.1036. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time. See “Description of the ETNs”. If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”.

The Closing Indicative Value of the ETNs is not the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time. See “Risk Factors—Risks Relating to Liquidity and the Secondary Market—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors—Risks Relating to Liquidity and the Secondary Market—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

Rebalanced Indicative Value:	The initial Rebalanced Indicative Value will be the Initial Indicative Value. Thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.
Stated Principal Amount per ETN:	$100.00
Intraday Indicative Value:

The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds by the IV Calculation Agent on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Intraday Indicative Value is a calculated value and is not the same as the trading price of the ETNs, nor is it a price at which you can buy or sell the ETNs in the secondary market. The Intraday Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Because the Intraday Indicative Value is based on the intraday levels of the Index, however, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors— Risks Relating to Liquidity and the Secondary Market—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors—Risks Relating to Liquidity and the Secondary Market—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

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Indicative Value:

The Indicative Value for the ETNs is the Intraday Indicative Value or the Closing Indicative Value of the ETNs, as applicable.

The “Indicative Value” for the ETNs is designed to reflect the economic value of the ETNs at a given time. The Indicative Value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. The Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the ETNs in the secondary market may vary significantly from their Indicative Value.

Investors can compare the trading price (if such concurrent trading price is available) of the ETNs against the Indicative Value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time. Investors are cautioned that paying a premium purchase price over the Indicative Value at any time could lead to the loss of any premium in the event the investor sells the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration. It is also possible that the ETNs will trade in the secondary market at a discount below the Indicative Value and that investors would receive less than the Indicative Value if they had to sell their ETNs in the market at such time.

Indicative Value Ticker Symbol of the ETNs:	The Intraday Indicative Value and the Closing Indicative Value will be calculated by the IV Calculation Agent referred to below and published on each Trading Day under the Bloomberg ticker symbol “FLGEIV” and may also be calculated and published by other sources. The publishing of such values by the IV Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. Credit Suisse does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.
Splits; Reverse Splits:	If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time.
IV Calculation Agent:	We have appointed ICE Data Indices, LLC, formerly the NYSE Arca, to calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.
Calculation Agent:	Credit Suisse International (“CSi”). The Calculation Agent will perform certain calculations described in this pricing supplement, such as determining the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make certain determinations, which may impact the value of the ETNs, including with respect to a split or reverse split of the ETNs, Market Disruption Events and any successor index.
Index Amount:	The Index Amount for the ETNs on the Inception Date was zero. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.
Index Units:	On any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, the Index Units will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of each Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.
Leverage Factor:	2.0
Investor Fee:	On any ETN Business Day following the Inception Date, the Investor Fee will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.85% times (3) the Day Count Fraction.
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Exposure Fee:

On any ETN Business Day following the Inception Date, the Exposure Fee will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.

See “Hypothetical Examples” and “Risk Factors—Risks Relating to the Return on the ETNs —Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

Financing Rate:	On any LIBOR Business Day, the Financing Rate will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.44% (44 basis points).
Reference Rate:	3-month USD LIBOR, which is the London Interbank Offered Rate for three-month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.
Day Count Fraction:	On any ETN Business Day, the Day Count Fraction will be equal to the quotient of (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.
Quarterly Reference Date:	The first Quarterly Reference Date was the Inception Date. Following the Inception Date, the Quarterly Reference Date will be on each January 1st, April 1st, July 1st and October 1st, beginning on October 1, 2014, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day.
Rebalance Event:

A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event”. Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date.

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. This fee will reduce the value of your ETNs.

Quarterly Rebalance Calculation Date:	Following the Inception Date, a Quarterly Rebalance Calculation Date will occur on the Trading Day immediately preceding each Quarterly Reference Date.
Rebalance Fee:	On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. On any ETN Business Day that is a Rebalance Date, the Rebalance Fee per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date.
Rebalance Rate:

On any Rebalance Date following a Deleveraging Calculation Date, the Rebalance Rate will equal 0.05%. The Rebalance Rate will equal 0.02% on any other Rebalance Date.

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Early Redemption:

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until June 3, 2024 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Early Redemption Valuation Date:	You may exercise your early redemption right by causing your broker to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m. New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.
Early Redemption Date***:	The third Business Day following an Early Redemption Valuation Date.
Early Redemption Amount:	A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.
Early Redemption Charge:	If you elect to have Credit Suisse redeem your ETNs, an Early Redemption Charge per ETN equal to the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day will apply.
Acceleration at Our Option or Upon Acceleration Event:	We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).
Accelerated Redemption Amount:

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

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Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all of the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of less than all of the outstanding ETNs relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.
Accelerated Valuation Period:	In the case of an Optional Acceleration of all of the outstanding ETNs, the Accelerated Valuation Period shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration.
Accelerated Valuation Date:	In the case of an Automatic Acceleration of all of the outstanding ETNs, the Accelerated Valuation Date will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all of the outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.
Acceleration Date:	The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Acceleration Event:	An Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value.
Acceleration Fee:	Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.
Secondary Market:	The ETNs are listed on the NYSE Arca under the ticker symbol “FLGE”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.
Trading Day:	A day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
Index Business Day:	Any day on which the level of the Index is calculated and published.
Index Component Business Day:	With respect to any Index Component, a day on which trading is generally conducted on the primary securities exchange on which such Index Component is traded and any exchange on which equity securities or options contracts relating to such Index Component are traded.
ETN Business Day:	A day on which trading is generally conducted on the New York Stock Exchange, the NYSE Arca and the NASDAQ exchange.
LIBOR Business Day:	Any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.
Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
Calculation Agent:	Credit Suisse International (“CSi”).

You should read this pricing supplement together with the accompanying prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these ETNs are a part. This pricing supplement amends, restates and supersedes pricing supplement No. ETN-13/A7 dated June 18, 2020 (together with any previous supplements or amendments) in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-13/A8 and the documents listed below in making your decision to invest in the ETNs. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus supplement and prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the ETNs and the owner of any beneficial interest in the ETNs, amend the ETNs to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement , “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

i

(ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse”, the “Company”, “we”, “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated June 18, 2020, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated June 18, 2020.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Additionally, a suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the Russell 1000® Growth Index Total Return (the “Index”), as reflected by their Indicative Value, on a leveraged basis. The ETNs seek to approximate the return that might be available through a leveraged “long” investment strategy in the components of the Index. A leveraged “long” investment strategy involves the practice of borrowing money from a third-party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third-party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged investment strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third-party lender over the term of the loan. The ETNS seek to replicate a leveraged “long” investment strategy on the Index. The ETNs are subject to a leverage factor of 2.0, but the effective leverage will vary with changes in the Closing Indicative Value of the ETNs since the previous Rebalance Event. The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index and application of the ETN Fees.

The “Index Units” represent an investor’s exposure to movements in the Index. On any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, the Index Units will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of each Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date. Each Day, the Index Units are multiplied by the change in the level of the Index to generate that day’s “Index Amount”. Fees are also assessed on the ETNs, and include the Exposure Fee, the Investor Fee and the Rebalance Fee. The previous day’s Closing Indicative Value, plus the Index Amount, less the ETN Fees, equals the current day’s Indicative Value.

During the term of your ETNs, the formula that determines the amount payable on your ETNs will reduce the amount of your return (or increase your loss) on the payment at maturity, upon early redemption or acceleration through the application of the ETN Fees. The Exposure Fee is applied to the leveraged exposure of the ETNs and represents, among other things, financing charges for the benefit of Credit Suisse. In order to mitigate the risk to Credit Suisse that the value of the ETNs is not sufficient to repay the principal and interest of the notional loan, an automatic early acceleration of the ETNs will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value. In such event, an Acceleration Fee will apply, as provided for under the “Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

We will not pay you interest during the term of the ETNs. The ETNs do not have a minimum payment at maturity, upon early redemption or acceleration and are exposed to any decline in the Index on a leveraged basis.

For a description of how the payment at maturity, upon early redemption or acceleration is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections in this pricing supplement.

The denomination and stated principal amount of each ETN is $100.00. ETNs may be issued at a price higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus.

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value, the Rebalanced Indicative Value, the Intraday Indicative Value and the Payment at Maturity due with respect to each ETN which is subject to a split or reverse split. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs”.

An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index. Accordingly, the ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

What is the Index and who publishes the level of the Index?

The Index provides a benchmark for investors seeking to track the performance of the large-capitalization growth segment of the U.S. equity market. The Index is a total return index. The intraday level and the official closing level of the Index are expected to be reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined by the Calculation Agent to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day times (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN

Business Day. The Price Return Index will be published on the Bloomberg page “RLG <Index>” or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index.

Will I receive interest on the ETNs?

You will not receive any interest payments on your ETNs. The ETNs are not designed for investors who are looking for periodic cash payments. Instead, the ETNs are designed for investors who are willing to forgo cash payments and, if the Index declines or does not increase enough to offset the effect of the ETN Fees, are willing to lose some or all of their investment.

How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on June 13, 2024 (the “Maturity Date”), subject to postponement in the event of a Market Disruption Event or an extension of the Maturity Date as described herein “Specific Terms of the ETNs—Payment at Maturity”.

Payment at Maturity

If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

For each ETN, the “Closing Indicative Value” on the Inception Date was $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. In no event, however, will the Closing Indicative Value be less than zero. See “Description of the ETNs” in this pricing supplement. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”.

The “Intraday Indicative Value” will be calculated and published every 15 seconds by the IV Calculation Agent on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time.

The “Index Amount” for the ETNs on the Inception Date was zero. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of each Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.

The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.85% times (3) the Day Count Fraction.

The “Exposure Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction. The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.44% (44 basis points). The “Day Count Fraction,” on any ETN Business Day, will be equal to the quotient of (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360. The first “Quarterly Reference Date” was the Inception Date. Following the Inception Date, the “Quarterly Reference Date” will be on each January 1st, April 1st, July 1st, and October 1st , beginning on October 1, 2014, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day. The “Reference Rate” is 3-month USD LIBOR is the London Interbank Offered Rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

The ETNs do not guarantee any return of your investment. If the level of the Index decreases or does not increase sufficiently to offset the ETN Fees over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment.

See “Hypothetical Examples” and “Risk Factors—Risks Relating to the Return on the ETNs—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

The “Closing Level” of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “RU10GRTR <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events”.

Rebalance Event

A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event”. Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date. On any ETN Business Day that is a Rebalance Date, the “Rebalance Fee” per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date. On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. The “Rebalance Rate” on any Rebalance Date following a Deleveraging Calculation Date, will equal 0.05%. The Rebalance Rate will equal 0.02% on any other Rebalance Date. Following the Inception Date, a “Quarterly Rebalance Calculation Date” will occur on the Trading Day immediately preceding each Quarterly Reference Date.

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. This fee will reduce the value of your ETNs.

For each ETN, the “Initial Indicative Value” was $100.00, which represents the initial theoretical leveraged investment in the Index. The initial “Rebalanced Indicative Value” will be the Initial Indicative Value; thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date until June 3, 2024 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “Specific Terms of the ETNs—Procedures for Early Redemption,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

The “Early Redemption Charge” per ETN will equal the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.

Payment Upon Acceleration

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). An Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value. Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the “Accelerated Redemption Amount” will be equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Accelerated Valuation Date. If less than all of the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of less than all of the outstanding ETNs relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Date” will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all of the outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your Payment at Maturity or payment upon early redemption or acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Understanding the value of the ETNs

The Initial Indicative Value was determined on the Inception Date. The Initial Indicative Value, Intraday Indicative Value, Closing Indicative Value, Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity are not the same as the trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market. The Closing Indicative Value will be calculated and published by the IV Calculation Agent on each Trading Day under the Bloomberg ticker symbol “FLGEIV”. The Intraday Indicative Value will be calculated and published by the IV Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “FLGEIV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The trading price of the ETNs in the secondary market is available under the ticker symbol “FLGE” and reflects the last reported trading price of the ETNs, regardless of the date and time of such trading price. The publishing of such values is subject to delay or postponement. The Closing Indicative Value and the Intraday Indicative Value may be published by parties other than the IV Calculation Agent; however, such publishing by other sources may be inaccurate and may be subject to delay or postponement. The Closing Indicative Value and the Intraday Indicative Value is calculated as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Suspensions or disruptions to the calculation of the Index, whether due to application of the Index methodology, human error, Index Sponsor discretion or otherwise, can result in lags, delays and distortions to the Index. Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors—Risks Relating to Liquidity and the Secondary Market—Suspensions or disruptions to the calculation of the Index may adversely affect the value of your ETNs”.

An explanation of each valuation is set forth below.

Closing Indicative Value

The Closing Indicative Value for the ETNs is designed to reflect the end-of day economic value of the ETNs. The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. In no event, however, will the Closing Indicative Value be less than zero.

See “How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

Intraday Indicative Value

The “Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).

Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Description of the ETNs—The actual trading price of the ETNs at any time may vary significantly from the Indicative Value at such time. The trading price of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists” and “Risk Factors—Risks Relating to Liquidity and the Secondary Market—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value”.

See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. The IV Calculation Agent is responsible for computing and disseminating the Intraday Indicative Value.

Trading Price

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the Indicative Value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Furthermore, any premium over or discount to the Intraday Indicative Value reflected in the trading price of the ETNs may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration, in which case you will receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or a discount to their Indicative Value.

See “Risk Factors—Risks Relating to Liquidity and the Secondary Market—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

Early Redemption Amount

If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

See “How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?—Payment Upon Early Redemption” in this pricing supplement.

Accelerated Redemption Amount

We have the right to accelerate the ETNs, in whole or in part, on any Business Day occurring on or after the Inception Date. In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs. Upon an acceleration of all of the outstanding ETNs, you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the applicable Valuation Date.

See “How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?—Payment Upon Early Redemption” in this pricing supplement.

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, at maturity you will receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date, subject to Market Disruption Events as described herein.

See “How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

How do you sell your ETNs?

The ETNs are listed on the NYSE Arca under the ticker symbol “FLGE”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at that time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Indicative Values of the ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration, in which case you will receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

How do you offer your ETNs to Credit Suisse for early redemption?

If you wish to offer your ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by

4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•	You may lose some or all of your investment — The ETNs are leveraged with respect to the Index and, as a result, investors will be exposed to a multiple of any adverse performance of the Index. Any decrease in the level of the Index will result in a significantly greater decrease in the repayment amount than an unleveraged investment and may result in a payment at maturity or upon early redemption or acceleration that is less than your original investment. Moreover, if the level of the Index decreases or does not increase sufficiently to offset the negative effect of the ETN Fees, you may receive less than your original investment in the ETNs.
•	Long holding period risk — The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value. Investors should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.
•	Fees reduce the value of the ETNs — Fees will offset any positive performance (and magnify any negative performance) of the Index and reduce the amount payable at maturity, upon early redemption or acceleration. Therefore, if the Index performance is positive, but the increase in the level of the Index is insufficient to offset the applicable ETN Fees, you will have a loss on your investment in the ETNs.
•	The ETNs are subject to market risk — The ETNs provide leveraged exposure to the Index; accordingly, changes in the level of the Index, including intraday changes, will have a greater impact on the value of the ETNs than a similar unleveraged investment. The performance of the Index is affected by a variety of market and economic factors, interest rates and economic, financial, political, regulatory, judicial or other events, as well as risks relating to other events that affect the markets generally.
•	Indicative Values are not the same as the closing price or any other trading price of the ETNs — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market, if one exists. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time, due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.
•	An Acceleration Event is based on the intraday level of the Index; the payment you will receive in such event is reduced by a fee — The Index level used to determine whether an Acceleration Event has occurred is based on intraday levels of the Index, which may adversely affect the value of the ETNs. In addition, upon the occurrence of an Acceleration Event, the payment you receive will be subject to the Acceleration Fee.

•	Our credit risk may affect the trading price of the ETNs — The ETNs are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. If we default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs. Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due and as a result, our actual and perceived creditworthiness will affect the market value, if any, of the ETNs before payments become due.
•	There may not be an active trading market in the ETNs — Although the ETNs are listed on the NYSE Arca, we are not obligated to maintain the listing and, under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. In addition, we may suspend or cease issuances and/or sales of the ETNs at any time, at our sole discretion. If the ETNs are delisted or if we choose not to issue additional ETNs or to cease or suspend sales of the ETNs from our inventory, this will impact supply and demand for the ETNs and may materially and adversely impact the liquidity and price of the ETNs in the secondary market, if one exists. As a result, if you buy or sell your ETNs on the secondary market, the price that you pay or receive may be higher or lower than if the ETNs had remained listed or if we had decided to issue additional ETNs or not to cease or suspend sales of the ETNs from our inventory at that time, as the case may be. The factors that may interfere with an active trading market in the ETNs may also amplify any discrepancies between secondary market prices and the Indicative Values of the ETNs or the amounts that would be payable on the ETNs upon redemption, at maturity or upon acceleration. Any such discrepancies could impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto.
•	Historical levels of the Index should not be taken as an indication of the future performance of the Index during the term of the ETNs — It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the ETNs, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical level of the Index.
•	No interest payments — You will not receive any periodic interest payments on the ETNs.
•	We have potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as an agent of the Issuer for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make determinations with respect to Rebalance Events, Market Disruption Events, splits and reverse splits of the ETNs and the replacement of the Index with a Successor Index. In addition, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index or listed or over-the-counter options, futures contracts, swaps or other instruments linked to the Index and certain exchange-traded notes issued by Credit Suisse. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.
•	Early redemption is subject to restrictions — You must offer at least the applicable Minimum Redemption Amount of your ETNs to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered. On exercise of your right to require Credit Suisse to redeem your ETNs you will incur an Early Redemption Charge which will reduce the Early Redemption Amount. Since the Redemption Settlement Amount is determined after we receive your Redemption Notice and you may not rescind such notice, you will be exposed to market risk.
•	We may accelerate the ETNs at any time — Credit Suisse may accelerate your ETNs in whole or in part at any time, and upon any such acceleration you may receive less than, and possibly may lose all of, your original investment in the ETNs.
•	Credit Suisse is subject to Swiss Regulation — As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of

Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the ETNs.

•	Uncertain tax treatment — No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material United States Federal Income Tax Considerations.” In addition, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

•	You seek an investment with a leveraged return linked to the performance of the Index and understand the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value.
•	You are willing to accept the risk of an investment that includes a quarterly compounding rebalance feature such that, if the level of the Index declines, you may not be able to recover your investment even if the level of the Index subsequently increases back to its level immediately preceding the most recent Rebalance Event.
•	You are willing to accept the risk of an investment that features an automatic acceleration if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value, which will likely result in a significant or complete loss of your investment.
•	You believe the level of the Index will increase by an amount sufficient to offset the ETN Fees over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration.
•	You are willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the leveraged portion of the investment exposure based on 3-month USD LIBOR that resets quarterly.
•	You are willing to actively and frequently monitor your investment in the ETNs.
•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.
•	You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index and financial markets generally.
•	You accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.

•	You do not seek current income from this investment.
•	You do not seek a guaranteed return of your investment and understand that if the Index declines, you may lose up to 100% of your investment.
•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You understand that the ETN Fees will reduce your return (or increase your loss) on your investment.
•	You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of Credit Suisse, as Issuer of the ETNs.

The ETNs are not a suitable investment for you if:

•	You do not seek an investment with a leveraged return linked to the performance of the Index or do not understand the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value.
•	You are not willing to accept the risk of an investment that includes a quarterly compounding rebalance feature such that, if the level of the Index declines, you may not be able to recover your investment even if the level of the Index subsequently increases back to its level immediately preceding the most recent Rebalance Event.
•	You are not willing to accept the risk of an investment that features an Acceleration Event that results in an automatic redemption of the ETNs if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the ETN Fees over your intended holding period of the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration.
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the leveraged portion of the investment exposure based on 3-month USD LIBOR that resets quarterly.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You seek current income from your investment.

•	You seek a guaranteed return of your investment.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of unleveraged, fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the ETN Fees which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as Issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in any of the underlying equity securities that comprise the Index?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the underlying equity securities that comprise the Index. Any amounts due on your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of any Index Component or amounts relating to any Index Component.

Who calculates and publishes the Index?

The level of the Index is calculated by FTSE Russell in its capacity as the Index Sponsor, and the Closing Level of the Index is published on each Trading Day. Index information, including the Closing Level of the Index, is available from Bloomberg under the ticker symbol “RU10GRTR <Index>”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index used to calculate the Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as the case may be. The Index is subject to the policies of the Index Sponsor and is subject to the Index Sponsor’s discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) has participated in the distribution of the ETNs from the Initial Settlement Date to the date of this pricing supplement and will likely participate in any future distribution of the ETNs.

CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the ETN Fees. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, acting as Calculation Agent, will perform certain calculations described in this pricing supplement such as determining the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make certain determinations, which may impact the value of the ETNs, including with respect to a split or reverse split of the ETNs, Rebalance Events, Market Disruption Events and any Successor Index. These determinations may be adverse to you. You should refer to “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of equity securities included in the Index, listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index, including certain exchange-traded notes issued by Credit Suisse, or the equity securities included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date or Rebalance Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Components. Any of these hedging activities could affect the value of the equity securities included in the Index, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or acceleration of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs” and “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Do ERISA or the Code impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA (as defined below), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as its purchase, holding and subsequent disposition of the ETNs is not prohibited under ERISA or the Code (as defined below) or any substantially similar laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, a bonus or other compensation which would otherwise not be received) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

HYPOTHETICAL EXAMPLES

The table below depicts a hypothetical example of movements in the Closing Level of the Index and the effect on the ETN Closing Indicative Value on each day over the course of 6 ETN Business Days, assuming a 2-day weekend between ETN Business Day 2 and 3, for the purpose of illustrating the calculation of each of the individual column amounts. In the table below, we have assumed a Financing Rate equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%), an Initial Index Level of 800, an initial Closing Indicative Value of $100 per ETN, initial Index Units equal to 0.2500, a Quarterly Rebalance Calculation Date on Day 5 below, and no prior rebalance. The final row in the table below sets forth the amounts on a cumulative basis for the 6 ETN Business Day period. These hypothetical examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results. The figures in these examples have been rounded for convenience.

For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

A	B	C	D	E	F	G	H	I
ETN Business Day	Closing Level	Index Units[1]	Index Amount ($)[2]	Exposure Fee ($)[3]	Investor Fee ($)[4]	Rebalance Fee ($)[5]	Closing Indicative Value ($)[6]	Redemption Amount ($)[7]
1	800.00	0.2500	-	-	-	-	100.00	99.90
2	880.00	0.2500	20.00	0.0028	0.0024	0.0000	119.99	119.88
[weekend]	-	-	-	-	-	-	-	-
3	600.00	0.2500	-70.00	0.0083	0.0085	0.0000	49.98	49.90
4	660.00	0.1666	15.00	0.0028	0.0012	0.0275	64.95	64.86
5	700.00	0.1666	6.66	0.0019	0.0015	0.0000	71.61	71.55
6	800.00	0.2046	16.66	0.0019	0.0017	0.0061	88.26	88.19
cumulative			-11.68	0.0176	0.0153	0.0336

1.	The Index Units are assumed to be set equal to 0.2500 on the Inception Date. The Index Units will be rebalanced (1) quarterly, following each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value falls below $60 (60% of the Rebalanced Indicative Value). On Day 3 in the table above, the Closing Indicative Value fell below $60 and constituted a Deleveraging Calculation Date. On ETN Business Day 4, a Rebalance Date following a Deleveraging Calculation Date, the Index Units were reset to equal the Leverage Factor times the Closing Indicative Value on ETN Business Day 3 divided by the Closing Level of the Index on Day 3 calculated as 2 * 49.98/600 = 0.1666. Day 5 in the table above is assumed to be a Quarterly Rebalance Calculation Date. On ETN Business Day 6, a Rebalance Date, the Index Units were reset to equal the Leverage Factor times the Closing Indicative Value on ETN Business Day 5 divided by the Closing Level of the Index on Day 3 calculated as 2 * 71.61/700 = 0.2046.
2.	The Index Amount for any day is calculated as the Index Units on the previous ETN Business Day multiplied by the difference between Closing Level of the Index on the current ETN Business Day and the Closing Level of the Index on the immediately preceding ETN Business Day. On ETN Business Day 2, the Index Amount was equal to 0.2500 * (880.00-800.00) = 20.
3.	The Exposure Fee is calculated as the product of one-half of the Index Units as of the previous ETN Business Day, the Financing Rate (as of the most recent Quarterly Reference Date prior to the current ETN Business Day), the Closing Level of the Index (as of the most recent Quarterly Reference Date prior to the current ETN Business Day) times the Day Count Fraction. On ETN Business Day 3, the Exposure Fee was equal to 0.2500*.5 * 1% * 800 * (3/360) (assuming a weekend consisting of 2 non-ETN Business Days) = 0.0083.
4.	The Investor Fee is equal to the product of the Closing Indicative Value as of the previous ETN Business Day times 0.85% times the Day Count Fraction. On ETN Business Day 3, the Investor Fee was equal to 119.99 * 0.85% * (3/360) (assuming a weekend consisting of 2 non-ETN Business Days) = 0.0085.
5.	On any Rebalance Date following a Deleveraging Calculation Date, the Rebalance Rate equals 0.05%. The Rebalance Rate equals 0.02% on any other Rebalance Date. The Rebalance Fee is equal to zero on any day that is not a Rebalance Date. Accordingly, on ETN Business Day 4, which was a Rebalance Date following a Deleveraging Calculation Date, the Rebalance Fee is equal to 0.05% times the Closing Level of the Index on the Rebalance Date times the absolute value of the change in Index Units. On ETN Business Day 4 the Rebalance Fee was equal to 0.05% * 660 * (0.2500-0.1666) = 0.0275. On ETN Business Day 6, which was a Rebalance Date, the Rebalance Fee was equal to 0.02% * 800 * the absolute value of (0.1666-0.2046) = 0.0061.
6.	The Closing Indicative Value on any ETN Business Day after the Inception Date is equal to the Closing Indicative Value on the immediately preceding ETN Business Day plus the Index Amount on the current ETN Business Day, less the Exposure Fee, the Investor Fee, and the Rebalance Fee on such ETN Business Day, if applicable. On ETN Business Day 6, the Closing Indicative Value was equal to 71.61 + 16.66 – 0.0019 – 0.0017 – 0.0061 = 88.26.

7.	The Early Redemption Amount that would apply in the case of a redemption at your option is equal to the Closing Indicative Value on the applicable Early Redemption Valuation Date, less the Early Redemption Charge, which in this example is equal to the product of 0.05%, the Closing Level of the Index on the Early Redemption Valuation Date, and the Index Units as of the preceding Trading Day. For an Early Redemption Valuation Date of ETN Business Day 6, the Early Redemption Amount was equal to 88.26 – (0.05% * 800.00 * 0.1666) = 88.19.

The following examples show how the ETNs would perform in hypothetical circumstances over a five year (20 quarter) period, with quarters divided according to calendar months, no weekends or holidays, a hypothetical Closing Indicative Value of $100 per ETN on the Inception Date, a hypothetical Initial Index Level of 800 and no extension of the Maturity Date. For purposes of the examples below, each year is assumed to have 365 or 366 days, as applicable, and 3-month USD LIBOR is assumed to be constant. The information in the examples reflects hypothetical rates of return on the ETNs assuming that they are purchased on the Inception Date at the Closing Indicative Value and redeemed at the end of the relevant quarter. We have not considered redemption of the ETNs at our option or any partial redemptions at your option for simplicity. The Redemption Amount is based on the Closing Indicative Value of the ETNs on the applicable valuation date, less the Early Redemption Charge. No Early Redemption Charge is applied on the Maturity Date. The examples below assume no Market Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes.

These hypothetical examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results. No single example can easily capture all the possible influences on the value of your ETNs. The figures in these examples have been rounded for convenience. The actual performance of the ETNs may bear little relation to the hypothetical return examples. Your return on the ETNs may be materially worse.

Three of the most important factors that will affect the value of your ETNs are the directional change in the in the level of the Index (either up or down), the variable Financing Rate reflected in the Exposure Fee, and the volatility of the returns on the Index from quarter to quarter. We therefore provide examples below that reflect different scenarios related to these three factors. Many other factors may affect the value of your ETNs, and these examples are provided for purposes of illustration only. See “Risk Factors—Risks Relating to Liquidity and the Secondary Market —The ETNs are not suitable for investors with long-term investment objectives” and “—The market value of your ETNs may be influenced by many unpredictable factors”.

For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

Example 1. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100 per ETN, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%), the level of the Index has increased 1.00% per quarter from the Inception Date of the ETNs to the end of quarter 20 (five years) and there has been no Rebalance Event other than the quarterly Rebalance Events. In this scenario, the Index has increased by 22.15% over 20 quarters (five years). The return on the ETNs is equal to 35.75% over the same period, resulting in an annualized return on the ETNs of 6.30%.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	807.93	0.2513	101.50	1.98	0.2500	0.2141	0.0002	101.52	101.42
2	816.03	0.2526	103.06	4.02	0.5066	0.4339	0.0004	103.08	102.97
3	824.29	0.2540	104.66	6.11	0.7700	0.6595	0.0006	104.68	104.57
4	832.65	0.2553	106.28	8.23	1.0375	0.8886	0.0009	106.30	106.19
5	840.99	0.2567	107.91	10.36	1.3062	1.1187	0.0011	107.93	107.82
6	849.42	0.2580	109.57	12.52	1.5790	1.3524	0.0013	109.59	109.48
7	858.03	0.2594	111.27	14.74	1.8590	1.5923	0.0016	111.29	111.18
8	866.72	0.2608	113.00	17.00	2.1434	1.8359	0.0018	113.02	112.90
9	875.31	0.2621	114.71	19.24	2.4259	2.0778	0.0020	114.73	114.62
10	884.08	0.2635	116.47	21.54	2.7159	2.3262	0.0023	116.49	116.38
11	893.04	0.2649	118.28	23.90	3.0136	2.5812	0.0025	118.30	118.18
12	902.09	0.2663	120.12	26.29	3.3159	2.8401	0.0028	120.14	120.02
13	911.03	0.2677	121.94	28.68	3.6163	3.0973	0.0030	121.96	121.84
14	920.16	0.2691	123.81	31.12	3.9245	3.3614	0.0033	123.83	123.71
15	929.49	0.2706	125.73	33.63	4.2410	3.6324	0.0036	125.75	125.63
16	938.90	0.2720	127.68	36.18	4.5623	3.9077	0.0038	127.70	127.58
17	948.21	0.2734	129.62	38.71	4.8815	4.1811	0.0041	129.64	129.51
18	957.71	0.2749	131.61	41.31	5.2092	4.4617	0.0044	131.63	131.50
19	967.42	0.2763	133.65	43.97	5.5456	4.7498	0.0047	133.67	133.54
20	977.22	0.2778	135.73	46.68	5.8872	5.0424	0.0050	135.75	135.75
	Annualized Index Return:				4.08%	Index Return:			22.15%
	Annualized Return on the ETNs:				6.30%	Return on the ETNs:			35.75%

Example 2. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100 per ETN, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%), the level of the Index has experienced alternating increases and decreases in the level of the Index: 5.00% increases per quarter, followed by 3.00% decreases per quarter, each quarter from the Inception Date of the ETNs to the end of quarter 20 (five years) and there has been no Rebalance Event other than the quarterly Rebalance Events. In this scenario, the Index has increased by 21.92% over 20 quarters (five years). The return on the ETNs is equal to 31.09% over the same period, resulting in an annualized return on the ETNs of 5.56%.

Example 2 shows the effect of volatility of the Index, for a similar increase in the level of the Index over a 20 quarter period, as compared to Example 1. This example highlights that the path followed by the Index may result in a lower return on the ETNs. Different levels of volatility as measured by the range and frequency of the movements in the level of the Index could result in greater differences between the performance of the Index and the return on the ETNs over comparable periods.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	840.43	0.2608	109.53	10.11	0.2500	0.2225	0.0018	109.63	109.53
2	815.65	0.2518	102.74	3.65	0.5270	0.4507	0.0033	102.67	102.56
3	857.81	0.2628	112.67	14.26	0.7895	0.6845	0.0052	112.79	112.68
4	832.25	0.2537	105.62	7.55	1.0776	0.9216	0.0067	105.54	105.43
5	874.79	0.2647	115.71	18.34	1.3445	1.1592	0.0086	115.83	115.72
6	849.00	0.2556	108.55	11.51	1.6371	1.4002	0.0101	108.47	108.35
7	892.89	0.2668	119.04	22.73	1.9144	1.6472	0.0121	119.16	119.04
8	866.28	0.2575	111.59	15.63	2.2188	1.8978	0.0137	111.50	111.39
9	910.06	0.2685	122.13	26.91	2.4977	2.1459	0.0157	122.25	122.13
10	883.23	0.2593	114.56	19.70	2.8066	2.4003	0.0174	114.48	114.36
11	928.88	0.2707	125.64	31.54	3.0992	2.6610	0.0195	125.76	125.64
12	901.21	0.2613	117.77	24.05	3.4205	2.9255	0.0212	117.68	117.56
13	946.75	0.2724	128.90	35.95	3.7148	3.1874	0.0233	129.02	128.90
14	918.84	0.2631	120.91	28.35	4.0408	3.4558	0.0250	120.82	120.70
15	966.33	0.2746	132.60	40.84	4.3497	3.7310	0.0272	132.73	132.61
16	937.54	0.2651	124.30	32.93	4.6888	4.0101	0.0290	124.21	124.08
17	984.92	0.2764	136.04	45.49	4.9994	4.2865	0.0312	136.18	136.05
18	955.88	0.2669	127.62	37.47	5.3435	4.5699	0.0330	127.52	127.39
19	1005.29	0.2786	139.95	50.66	5.6695	4.8603	0.0354	140.09	139.96
20	975.34	0.2689	131.19	42.31	6.0274	5.1548	0.0373	131.09	131.09
	Annualized Index Return:				4.04%	Index Return:			21.92%
	Annualized Return on the ETNs:				5.56%	Return on the ETNs:			31.09%

Example 3. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100 per ETN, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 5.00% (which assumes a LIBOR rate of 4.56% plus the spread of 0.44%), the level of the Index has experienced alternating increases and decreases in the level of the Index: 5.00% increases per quarter, followed by 3.00% decreases per quarter, each quarter from the Inception Date of the ETNs to the end of quarter 20 (five years) and there has been no Rebalance Event other than the quarterly Rebalance Events. In this scenario, the Index has increased by 21.92% over 20 quarters (five years). The return on the ETNs is equal to 7.16% over the same period, resulting in an annualized return on the ETNs of 1.39%.

Example 3 shows the effect of a different Financing Rate on the same increase in the level of the Index over a 20 quarter period, as compared to Example 2. This example highlights that the ETN Fees may result in a lower return (or may increase the loss) on the ETNs.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	840.43	0.2584	108.54	10.11	1.2500	0.2215	0.0014	108.63	108.53
2	815.65	0.2469	100.72	3.70	2.6225	0.4464	0.0033	100.63	100.53
3	857.81	0.2553	109.43	14.11	3.9091	0.6744	0.0047	109.53	109.42
4	832.25	0.2437	101.46	7.59	5.3081	0.9035	0.0067	101.37	101.26
5	874.79	0.2519	110.13	17.96	6.5900	1.1307	0.0081	110.23	110.12
6	849.00	0.2407	102.20	11.46	7.9827	1.3588	0.0100	102.11	102.00
7	892.89	0.2488	111.03	22.02	9.2881	1.5902	0.0115	111.13	111.02
8	866.28	0.2376	102.95	15.40	10.7077	1.8227	0.0134	102.86	102.75
9	910.06	0.2455	111.64	25.80	11.9941	2.0505	0.0148	111.74	111.64
10	883.23	0.2345	103.60	19.22	13.4059	2.2819	0.0168	103.51	103.40
11	928.88	0.2425	112.56	29.92	14.7293	2.5164	0.0183	112.66	112.55
12	901.21	0.2315	104.36	23.21	16.1683	2.7521	0.0202	104.27	104.16
13	946.75	0.2392	113.18	33.76	17.4724	2.9831	0.0217	113.28	113.17
14	918.84	0.2285	105.03	27.08	18.9037	3.2176	0.0237	104.94	104.83
15	966.33	0.2363	114.11	37.93	20.2452	3.4554	0.0252	114.21	114.10
16	937.54	0.2256	105.80	31.13	21.7041	3.6943	0.0272	105.70	105.59
17	984.92	0.2331	114.73	41.82	23.0261	3.9284	0.0286	114.84	114.73
18	955.88	0.2227	106.47	35.05	24.4770	4.1661	0.0306	106.38	106.27
19	1005.29	0.2303	115.67	46.05	25.8370	4.4072	0.0321	115.78	115.67
20	975.34	0.2199	107.25	39.16	27.3159	4.6494	0.0342	107.16	107.16
	Annualized Index Return:				4.04%	Index Return:			21.92%
	Annualized Return on the ETNs:				1.39%	Return on the ETNs:			7.16%

Example 4. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100 per ETN, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%), the level of the Index has decreased 1.00% per quarter from the Inception Date of the ETNs to the end of quarter 20 (five years) and there has been no Rebalance Event other than the quarterly Rebalance Events. In this scenario, the Index has decreased by 18.14% over 20 quarters (five years). The return on the ETNs is equal to -39.22% over the same period, resulting in an annualized return on the ETNs of -9.48%.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	792.15	0.2464	97.60	-1.96	0.2500	0.2099	0.0006	97.58	97.48
2	784.29	0.2428	95.21	-3.90	0.4967	0.4171	0.0011	95.19	95.09
3	776.42	0.2392	92.85	-5.81	0.7400	0.6213	0.0017	92.83	92.73
4	768.63	0.2356	90.55	-7.67	0.9773	0.8205	0.0022	90.53	90.44
5	761.00	0.2321	88.33	-9.47	1.2061	1.0126	0.0028	88.31	88.22
6	753.45	0.2287	86.17	-11.22	1.4294	1.2000	0.0033	86.14	86.06
7	745.89	0.2253	84.03	-12.95	1.6496	1.3849	0.0038	84.01	83.92
8	738.41	0.2219	81.95	-14.64	1.8643	1.5651	0.0043	81.93	81.85
9	731.16	0.2187	79.97	-16.25	2.0692	1.7371	0.0048	79.94	79.86
10	723.91	0.2155	78.01	-17.83	2.2713	1.9068	0.0052	77.98	77.90
11	716.64	0.2123	76.07	-19.40	2.4706	2.0741	0.0057	76.05	75.97
12	709.45	0.2091	74.19	-20.92	2.6650	2.2373	0.0061	74.17	74.09
13	702.49	0.2061	72.39	-22.38	2.8504	2.3930	0.0066	72.37	72.30
14	695.52	0.2030	70.62	-23.82	3.0334	2.5466	0.0070	70.60	70.52
15	688.54	0.2000	68.87	-25.23	3.2138	2.6981	0.0074	68.85	68.78
16	681.63	0.1970	67.16	-26.62	3.3898	2.8458	0.0078	67.14	67.07
17	674.94	0.1942	65.53	-27.93	3.5577	2.9868	0.0082	65.51	65.45
18	668.25	0.1913	63.93	-29.23	3.7233	3.1258	0.0086	63.91	63.84
19	661.54	0.1885	62.34	-30.52	3.8867	3.2629	0.0090	62.33	62.26
20	654.91	0.1856	60.80	-31.77	4.0460	3.3967	0.0093	60.78	60.78
	Annualized Index Return:				-3.92%	Index Return:			-18.14%
	Annualized Return on the ETNs:				-9.48%	Return on the ETNs:			-39.22%

Example 5. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100 per ETN, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%), the level of the Index has experienced alternating increases and decreases in the level of the Index: 5.00% decreases per quarter, followed by 3.00% increases per quarter, from the Inception Date of the ETNs to the end of quarter 20 (five years) and there has been no Rebalance Event other than the quarterly Rebalance Events. In this scenario, the Index has decreased by 18.01% over 20 quarters (five years). The return on the ETNs is equal to -41.00% over the same period, resulting in an annualized return on the ETNs of -10.01%.

Example 5 shows the effect of volatility of the Index, for similar decrease in the level of the Index over a 20 quarter period, as compared to Example 4. This example highlights that the path followed by the Index may result in a lower return on the ETNs. Different levels of volatility as measured by the range and frequency of the movements in the level of the Index could result in greater differences between the performance of the Index and the return on the ETNs over comparable periods.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	761.49	0.2363	90.03	-9.63	0.2500	0.2018	0.0021	89.92	89.82
2	784.62	0.2420	94.90	-4.16	0.4775	0.4004	0.0030	94.96	94.86
3	746.03	0.2285	85.29	-13.50	0.7201	0.5960	0.0050	85.18	85.09
4	768.94	0.2340	89.95	-8.26	0.9379	0.7862	0.0058	90.01	89.92
5	731.53	0.2212	80.94	-17.02	1.1654	0.9698	0.0077	80.84	80.75
6	753.74	0.2265	85.32	-12.11	1.3698	1.1483	0.0085	85.37	85.28
7	716.68	0.2138	76.67	-20.50	1.5879	1.3242	0.0103	76.58	76.50
8	738.68	0.2190	80.87	-15.80	1.7838	1.4952	0.0111	80.91	80.84
9	703.13	0.2071	72.85	-23.58	1.9860	1.6585	0.0128	72.76	72.68
10	724.48	0.2121	76.79	-19.16	2.1700	1.8191	0.0135	76.84	76.76
11	688.85	0.2003	69.01	-26.72	2.3664	1.9774	0.0151	68.93	68.85
12	710.00	0.2051	72.79	-22.48	2.5426	2.1313	0.0158	72.83	72.76
13	675.83	0.1939	65.57	-29.49	2.7247	2.2783	0.0173	65.49	65.42
14	696.35	0.1986	69.12	-25.51	2.8903	2.4229	0.0179	69.16	69.09
15	662.11	0.1875	62.12	-32.31	3.0670	2.5654	0.0194	62.04	61.97
16	682.44	0.1921	65.52	-28.50	3.2257	2.7040	0.0200	65.55	65.49
17	649.59	0.1816	59.02	-34.81	3.3895	2.8363	0.0214	58.95	58.88
18	669.31	0.1860	62.21	-31.22	3.5386	2.9664	0.0220	62.25	62.19
19	636.40	0.1756	55.91	-37.34	3.6977	3.0947	0.0233	55.84	55.78
20	655.94	0.1799	58.97	-33.91	3.8405	3.2194	0.0238	59.00	59.00
	Annualized Index Return:				-3.89%	Index Return:			-18.01%
	Annualized Return on the ETNs:				-10.01%	Return on the ETNs:			-41.00%

Example 6. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100 per ETN, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%) and a Rebalance Event occurs based on changes in the Closing Indicative Value. The level of the Index decreased 1.00% per quarter from the Inception Date of the ETNs to the end of quarter 5. During quarter 6 the index decreased 21.78%. On one Trading Day during quarter 6, the Closing Indicative Value was less than 60% of the most recent Rebalanced Indicative Value. Accordingly, a Rebalance Event occurred in the middle of quarter 6. Following quarter 6, the Index continued to decline 1% per quarter until the end of quarter 10. From the beginning of quarter 11 to the end of quarter 20, the Index increased 3.35% per quarter. In this scenario, the Index performance has been essentially flat as measured from the start to the end of five years (a decrease of 0.01% over 20 quarters). However, the return on the ETNs is equal to -16.80% over the same period, resulting in an annualized return on the ETNs of -3.61%.

Example 6 shows the effect of a Rebalance Event following a Deleveraging Calculation Date. Although the level of the Index is almost unchanged after five years, the return on the ETNs may be adversely impacted by Rebalance Events.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	792.15	0.2464	97.60	-1.96	0.2500	0.2099	0.0006	97.58	97.48
2	784.29	0.2428	95.21	-3.90	0.4967	0.4171	0.0011	95.19	95.09
3	776.42	0.2392	92.85	-5.81	0.7400	0.6213	0.0017	92.83	92.73
4	768.63	0.2356	90.55	-7.67	0.9773	0.8205	0.0022	90.53	90.44
5	761.00	0.2321	88.33	-9.47	1.2061	1.0126	0.0028	88.31	88.22
6	595.29	0.1669	49.70	-47.74	1.3977	1.1584	0.0220	49.68	49.63
7	589.32	0.1645	48.46	-48.74	1.5247	1.2650	0.0223	48.45	48.40
8	583.41	0.1620	47.26	-49.71	1.6485	1.3690	0.0226	47.25	47.20
9	577.68	0.1597	46.12	-50.64	1.7667	1.4682	0.0229	46.11	46.06
10	571.95	0.1573	44.99	-51.55	1.8833	1.5661	0.0231	44.98	44.93
11	591.59	0.1617	47.82	-48.46	1.9982	1.6668	0.0237	47.85	47.80
12	611.91	0.1663	50.87	-45.18	2.1205	1.7740	0.0242	50.91	50.86
13	632.46	0.1710	54.05	-41.76	2.2477	1.8855	0.0248	54.08	54.03
14	653.95	0.1758	57.46	-38.08	2.3844	2.0053	0.0254	57.50	57.44
15	676.41	0.1808	61.13	-34.14	2.5313	2.1342	0.0261	61.17	61.11
16	699.64	0.1860	65.04	-29.93	2.6875	2.2712	0.0268	65.08	65.02
17	723.14	0.1912	69.10	-25.56	2.8502	2.4138	0.0276	69.14	69.08
18	747.70	0.1966	73.46	-20.87	3.0249	2.5669	0.0284	73.51	73.44
19	773.38	0.2022	78.15	-15.82	3.2127	2.7316	0.0293	78.21	78.13
20	799.94	0.2080	83.15	-10.45	3.4125	2.9069	0.0302	83.20	83.20
	Annualized Index Return:				0.00%	Index Return:			-0.01%
	Annualized Return on the ETNs:				-3.61%	Return on the ETNs:			-16.80%

Example 7. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100 per ETN, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 5.00% (which assumes a LIBOR rate of 4.56% plus the spread of 0.44%) and a Rebalance Event occurs based on changes in the Closing Indicative Value. The level of the Index decreased 1.00% per quarter from the Inception Date of the ETNs to the end of quarter 5. During quarter 6 the index decreased 21.78%. On one Trading Day during quarter 6, the Closing Indicative Value was less than 60% of the most recent Rebalanced Indicative Value. Accordingly, a Rebalance Event occurred in the middle of quarter 6. Following quarter 6, the Index continued to decline 1% per quarter until the end of quarter 10. From the beginning of quarter 11 to the end of quarter 20, the Index increased 3.35% per quarter. In this scenario, the Index performance has been essentially flat as measured from the start to the end of five years (a decrease of 0.01% over 20 quarters). However, the return on the ETNs is equal to -32.23% over the same period, resulting in an annualized return on the ETNs of -7.49%.

Example 7 shows the effect of a Rebalance Event following a Deleveraging Calculation Date and a greater Financing Rate, as compared to Example 6.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	792.15	0.2439	96.62	-1.96	1.2500	0.2089	0.0010	96.58	96.48
2	784.29	0.2378	93.27	-3.88	2.4710	0.4129	0.0019	93.23	93.14
3	776.42	0.2318	90.01	-5.75	3.6627	0.6119	0.0029	89.97	89.88
4	768.63	0.2260	86.86	-7.56	4.8126	0.8039	0.0037	86.82	86.73
5	761.00	0.2203	83.85	-9.28	5.9103	0.9873	0.0046	83.82	83.73
6	595.29	0.1560	46.45	-45.60	6.8162	1.1249	0.0234	46.43	46.38
7	589.32	0.1521	44.82	-46.54	7.4097	1.2240	0.0239	44.81	44.76
8	583.41	0.1483	43.26	-47.44	7.9824	1.3196	0.0243	43.24	43.19
9	577.68	0.1446	41.77	-48.28	8.5230	1.4099	0.0247	41.76	41.72
10	571.95	0.1410	40.33	-49.11	9.0509	1.4981	0.0252	40.31	40.27
11	591.59	0.1436	42.45	-46.34	9.5662	1.5880	0.0255	42.48	42.44
12	611.91	0.1463	44.73	-43.43	10.1088	1.6827	0.0258	44.76	44.71
13	632.46	0.1489	47.08	-40.42	10.6682	1.7803	0.0261	47.10	47.06
14	653.95	0.1517	49.58	-37.22	11.2634	1.8841	0.0265	49.60	49.56
15	676.41	0.1545	52.24	-33.81	11.8972	1.9947	0.0269	52.27	52.22
16	699.64	0.1574	55.04	-30.22	12.5649	2.1112	0.0273	55.07	55.02
17	723.14	0.1603	57.93	-26.53	13.2532	2.2313	0.0277	57.96	57.90
18	747.70	0.1632	61.00	-22.59	13.9856	2.3591	0.0281	61.04	60.98
19	773.38	0.1663	64.28	-18.40	14.7654	2.4951	0.0286	64.31	64.25
20	799.94	0.1694	67.73	-13.98	15.5870	2.6385	0.0291	67.77	67.77
	Annualized Index Return:				0.00%	Index Return:			-0.01%
	Annualized Return on the ETNs:				-7.49%	Return on the ETNs:			-32.23%

Example 8. Hypothetical Assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100 per ETN, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%) and that an Acceleration Event occurs. The level of the Index decreased 2.00% per quarter from the Inception Date through the end of the 8th quarter. In this example, an Acceleration Event occurs on the second day of the 9th quarter based on the Intraday Indicative Value of the ETN. An Acceleration Event will occur if the Intraday Indicative Value on any Trading Day (26.42 in this scenario) is equal to or less than 40% of the most recent Rebalanced Indicative Value (40% x 69.61 = 27.84 in this scenario). In this scenario, the Intraday Indicative Value is $26.42 on the second day of the 9th quarter as a result of intraday price movements. An Acceleration Event has occurred and the ETNs are subject to Automatic Acceleration and an Acceleration Fee. All of the outstanding ETNs will be accelerated pursuant to an Automatic Acceleration and the Accelerated Redemption Amount will be calculated by the Calculation Agent based on its estimate of the Indicative Value of the ETNs. In this example, the hypothetical Accelerated Redemption Amount would be approximately $26.372 based on the Intraday Indicative Value of $26.42, minus the Acceleration Fee of $0.048.

Example 8 shows the effect of an automatic acceleration following an Acceleration Event.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	784.37	0.2439	95.68	-3.91	0.2500	0.2079	0.0010	95.63	95.54
2	768.88	0.2378	91.46	-7.69	0.4918	0.4089	0.0019	91.41	91.32
3	753.53	0.2319	87.38	-11.34	0.7255	0.6030	0.0028	87.33	87.24
4	738.49	0.2260	83.48	-14.82	0.9487	0.7886	0.0037	83.43	83.35
5	723.90	0.2204	79.79	-18.12	1.1597	0.9639	0.0045	79.75	79.67
6	709.60	0.2149	76.27	-21.27	1.3614	1.1315	0.0052	76.23	76.15
7	695.44	0.2095	72.86	-24.32	1.5562	1.2934	0.0060	72.83	72.75
8	681.55	0.2042	69.61	-27.23	1.7424	1.4481	0.0067	69.58	69.51

RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are considerably riskier than ordinary unsecured debt securities. The return on the ETNs is based on the leveraged performance of the Index, as reflected by their Indicative Value. Investing in the ETNs is not equivalent to investing directly in the Index Components or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. You should read the following information about these risks, together with the other information in or incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

Risks Relating to the Return on the ETNs

The ETNs do not have a minimum redemption amount and you may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum payment at maturity, minimum payment upon early redemption or acceleration and are fully exposed to any decline in the Index. You may receive less, and possibly significantly less, at maturity or upon redemption than the amount you originally invested. Our cash payment on your ETNs at maturity or upon redemption or acceleration of the ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the ETN Fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase by an amount sufficient to offset the ETN Fees. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The Intraday Indicative Value will be published under the Bloomberg ticker symbol “FLGEIV”. The trading price of the ETNs in the secondary market at any time may vary significantly from their Intraday Indicative Value at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time.

The Indicative Value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid offer spreads.

The Index is calculated, maintained and published by FTSE Russell (the “Index Sponsor”). As of the date of this pricing supplement, the Index is reported on Bloomberg under the ticker symbol “RU10GRTR <Index>” and the Closing Level of the Index for each Trading Day is generally published by 5:00 p.m. (New York City time) on each such day. For further information on the Index, see “The Index” in this pricing supplement.

The ETNs do not pay interest nor guarantee any return of your investment

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs neither pay interest nor guarantee payment of the stated principal amount at maturity, upon early redemption or acceleration, and you may incur a loss of your investment. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the Index on a leveraged basis, subject to applicable fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. Additionally, any payment you will receive on the ETNs will be reduced, and possibly significantly reduced, if the level of the Index decreases or does not increase sufficiently to offset the ETN Fees, over the term of the ETNs. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, Acceleration Date or the Payment at Maturity, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

Leverage increases the sensitivity of your ETNs to changes in the level of the Index

Because your exposure to the Index is leveraged, changes in the level of the Index will have a greater impact on the payout on your ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the Index will result in a significantly greater decrease in your payment at maturity or upon early redemption or acceleration, and you will suffer losses on your investment in the ETNs substantially greater than you would if the ETNs did not contain a leverage factor.

The ETNs do not seek to provide investors a return based on a fixed multiple of the daily performance of the Index. Instead, the ETNs are designed to provide a leveraged exposure to the Index that is compounded on a quarterly basis. The ETNs are subject to a leverage factor of 2.0, but the effective leverage will vary with changes in the Closing Indicative Value of the ETNs since the previous Rebalance Event. The ETNs include a quarterly rebalancing feature that will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of each Quarterly Rebalance Date. In addition, the leverage of the ETNs will reset to approximately 2.0 if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. It is possible for the level of the Index to increase over time while the market value of the ETNs declines over time.

The ETNs are not suitable for investors with long-term investment objectives

The ETNs are designed to achieve their stated investment objective on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their performance over longer periods of time can differ significantly from their stated quarterly objective because the relationship between the level of the Index and the Closing Indicative Value of the ETNs will diverge as the length of an investor’s holding period increases. The ETNs are not long-term substitutes for long and/or short positions in the index components underlying the Index.

Investors should carefully consider whether the ETNs are appropriate for their investment portfolio. As discussed above, because the ETNs are meant to provide leveraged exposure that is reset periodically, their performance over quarters or years can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses even if the long-term performance of the Index is positive. It is possible for the level of the Index to increase over time while the market value of the ETNs declines over time. You should proceed with extreme caution in considering an investment in the ETNs.

The ETNs seek to provide a leveraged return based on the performance of the Index, less the ETN Fees. The ETNs do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index over any particular period of time. The ETNs rebalance their notional exposure to the Index both on a quarterly basis, increasing exposure in response to that quarter’s gains or reducing exposure in response to that quarter’s losses, as well as deleveraging in the event the level of the Index declines below 60% of the most recent Rebalanced Indicative Value.

This periodic rebalancing will impair the performance of the ETNs if the Index experiences volatility from quarter to quarter or significant declines during any quarterly period and such performance will be dependent on the path of quarterly returns during the holder’s holding period. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the ETNs even if the performance of the Index is flat. The ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure. The ETNs may not be appropriate for investors who intend to hold positions in an attempt to generate returns over longer periods of time.

In addition, quarterly rebalancing will result in leverage relative to the ETN Closing Indicative Value that may be greater or less than the stated leverage factor if the ETN Closing Indicative Value has changed since the beginning of the quarter in which you purchase the ETNs.

Exposure to the Index will fluctuate during the term of your ETNs

The ETNs do not seek to keep a constant ratio between the value of each ETN and the exposure to the Index. Since the ETNs do not rebalance daily, the extent to which your ETNs participate in the performance of the Index, as measured by multiples of daily percentage returns or, equivalently, as measured by the ratio between the notional exposure to the performance of the Index and the value of each ETN, will vary. Consequently, both on any given day and over longer periods, your investment in the ETNs may underperform compared to a comparable investment where the daily return tracks a fixed multiple of the daily performance of the underlying reference asset.

The ETNs are not suitable for all investors. The ETNs should be purchased only by investors who intend to actively monitor and manage their investments and who understand the effect of seeking leveraged investment results

The ETNs are intended for sophisticated investors. Because your investment in the ETNs is leveraged, changes in the Closing Level of the Index will have a greater impact on the amount payable on your ETNs than if the exposure to the Index were not leveraged. Since this leverage increases the exposure to increases and decreases in the level of the Index, any changes in the Closing Level of the Index will result in a larger change in the amount you will receive in respect of the ETNs. In addition, the ETN Fees will reduce the payment due on the ETNs. If the Index performance is negative, you will suffer a loss on your investment in the ETNs substantially greater than you would if your securities did not contain a leverage component.

The ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies. Investing in the ETNs is not equivalent to a direct investment in the Index. The impact of any significant adverse performances of the Index on your ETNs may not be offset by any subsequent beneficial performances of the Index.

The Financing Rate component of the Exposure Fee is applied to the leveraged portion of the exposure to the Index and is based upon a floating rate that may increase significantly during the term of the ETNs

The Financing Rate component of the Exposure Fee is calculated based upon the Reference Rate of 3-Month USD LIBOR. Because 3-Month USD LIBOR is a floating rate, the Reference Rate will fluctuate. The Financing Rate will accrue on the leveraged portion of the ETNs exposure to the Index on each calendar day at a per annum rate equal to 3-Month USD LIBOR set quarterly and will be calculated based upon quarterly compounding. Therefore, an increase in the 3-Month USD LIBOR in respect of any Quarterly Reference Date will cause the Financing Rate to accrue at a higher rate resulting in a greater deduction from the Index Amount and a reduction in the amount payable on the ETNs.

Your payment at maturity, upon early redemption or acceleration will be reduced by the ETN Fees

The payment at maturity, upon early redemption or acceleration will be reduced by the Exposure Fee, the Investor Fee, the Rebalance Fee, the Early Redemption Charge and the Acceleration Fee, if applicable. These costs are built into the calculation of the Indicative Value, Early Redemption Amount and Accelerated Redemption Amount of the ETNs, as the case may be. If the level of the Index decreases or does not increase sufficiently to offset the impact of the fees, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment.

Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR may adversely affect the value of your ETNs

On July 27, 2017, the Chief Executive of the United Kingdom Financial Conduct Authority, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. The announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. Similarly, it is impossible to predict what rate or rates may become accepted alternatives to LIBOR and it is impossible to predict the effect of any such alternatives on the value of LIBOR-based securities such as your ETNs. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect the value and/or the trading market for LIBOR-based securities such as your ETNs.

Regulation and reform of “benchmarks”, including LIBOR and other types of benchmarks, may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted

LIBOR and other interest rate, equity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on your ETNs.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks”, trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks”. The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in discretionary valuation by the Calculation Agent or other consequences in relation to your ETNs. Any such consequences could have a material adverse effect on the value of and return on your ETNs.

Upon the occurrence of a Rebalance Event, the leverage of the ETNs will be reset, which may have an adverse impact on the performance of your ETNs

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. If the level of the Index has declined prior to the Rebalance Trigger Date, the Rebalance Event will decrease the Index Units, which will decrease your exposure. As a result, an increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This means that you may not recover your investment even if the level of the Index were to increase back to the Initial Index Level (or the level of the Index on the previous Rebalance Trigger Date). If the level of the Index has increased prior to the Rebalance Trigger Date, the Rebalance Event may increase the Index Units, which would increase your exposure. As a result, a decrease in the level of the Index will have a greater negative effect on the value of your ETNs relative to before the Rebalance Event. This means that you would suffer a loss if the level of the Index were to decrease back to the Initial Index Level (or the level of the Index on the previous Rebalance Trigger Date).

Each time a Rebalance Event occurs, you will incur a Rebalance Fee which will reduce the amount of (potentially increasing your loss on) your payment at maturity, upon early redemption or acceleration. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

The ETNs are subject to an acceleration upon an Acceleration Event that does not allow for participation in any future performance of the Index

The ETNs will be subject to automatic acceleration if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value (an “Acceleration Event”) and an

Acceleration Fee will apply. Following the occurrence of an Acceleration Event, you will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the redemption date. Instead, you will receive a payment on the relevant redemption date equal to the Accelerated Redemption Amount applicable to an Automatic Acceleration as determined by the Calculation Agent.

In that case, you will receive an Accelerated Redemption Amount that will likely be significantly less than the investment amount of your ETNs and could be zero if the Closing Level of the Index declines precipitously as of the applicable Accelerated Valuation Date. You will not be entitled to any further payments after the Acceleration Date, including any payment at maturity, even if the Index level increases substantially subsequent to the Accelerated Valuation Date.

In addition, if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

Whether an Acceleration Event occurs and the value of your ETNs upon an Acceleration Event are based on the Intraday Indicative Value of the ETNs

Whether an Acceleration Event has occurred will be based on the Intraday Indicative Value of the ETNs and, accordingly, intraday levels of the Index. Therefore, because the intraday levels may be less than the Closing Level of the Index, reference to the intraday levels may adversely affect the value of the ETNs, and it is more likely that an Acceleration Event will occur than if the Acceleration Event were based solely on the Closing Indicative Value. Additionally, if the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined by the Calculation Agent to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day times (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day. This determination of the intraday level of the Index may result in a lower Intraday Indicative Value, which may increase the likelihood that an Acceleration Event will occur.

In addition, the Accelerated Redemption Amount will be not be based on the Closing Indicative Value but rather will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event and will include a deduction of the Acceleration Fee.

Automatic Acceleration may adversely affect the value of, and the ability to sell or redeem, your ETNs

As discussed above, we will automatically accelerate and redeem the ETNs (in whole only, but not in part) upon the occurrence of an Acceleration Event. The payment you will receive following the acceleration of your ETNs upon an Acceleration Event will be significantly less than the investment amount of your ETNs and, if the level of the Index decreases from the occurrence of the Acceleration Event to the time at which the Calculation Agent determines the Accelerated Redemption Amount, may equal $0. The Automatic Acceleration of the ETNs upon the occurrence of an Acceleration Event may adversely impact your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs. Additionally, if you elect to have your ETNs redeemed by Credit Suisse and an Acceleration Event occurs after your election but prior to the close of business on the applicable Valuation Date, your election to redeem will be deemed ineffective, and your ETNs will be automatically redeemed on the relevant redemption date at an amount equal to the Accelerated Redemption Amount.

If an Acceleration Event occurs, your payment on the Acceleration Date may be less than the Intraday Indicative Value at the time of the Acceleration Event

As discussed above, we will automatically accelerate and redeem the ETNs (in whole only, but not in part) if the Intraday Indicative Value is equal to or less than the applicable Automatic Acceleration trigger. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). After the occurrence of an Acceleration Event, the Calculation Agent will determine the Accelerated Redemption Amount payable in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. At the time when an Acceleration Event occurs, certain equity markets on which the Index Components are traded may be closed, in which case intraday prices of certain Index Components may not be available. In such case, the Calculation Agent, in its sole discretion, may not be able to determine the Accelerated Redemption Amount until such time as all the exchanges on which such Index Components are traded have opened for trading. As a result, there may be a delay, perhaps a significant one, between the time at which an Acceleration Event occurs and the determination of the Accelerated Redemption Amount. It is possible that the market prices of the relevant Index Components may vary significantly between when the Acceleration Event occurs and the time at which the Calculation Agent determines the Accelerated Redemption Amount, including potentially as a result of our trading activities during this period, as described further under “—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs”. As a result, you may receive a payment following an Acceleration Event that is significantly less than the Intraday Indicative Value at the time of the Acceleration Event. You could lose your entire investment following the occurrence of an Acceleration Event.

If the ETNs are automatically accelerated following the occurrence of an Acceleration Event, you will not benefit from any subsequent increase in the level of the Index

If an Acceleration Event occurs, the ETNs will be automatically accelerated and the Accelerated Redemption Event will be determined in the sole discretion of the Calculation Agent as described above. You will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the Acceleration Date. Instead, you will receive a payment on the relevant redemption date equal to the Accelerated Redemption Amount.

As such, the level of the Index must increase significantly in order to offset the effect of the Exposure Fee, Investor Fee, the Rebalance Fee, Acceleration Fee and the Early Redemption Charge, if applicable. If the level of the Index does not increase sufficiently, your return at maturity or upon redemption or acceleration may be less than that of a comparable investment in securities with lower fees and costs and may also be less than the stated principal amount of your investment in the ETNs. This will be true even if the level of the Index as of some date or dates prior to the applicable Valuation Date would have been sufficiently high to provide the ETNs with a value equal to or greater than the stated principal amount of the ETNs.

The ETNs may not be a suitable investment for you

The ETNs are not a suitable investment for you if:

•	You do not seek an investment with a leveraged return linked to the performance of the Index or do not understand the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value.
•	You are not willing to accept the risk of an investment that includes a quarterly compounding rebalance feature such that, if the level of the Index declines, you may not be able to recover your investment even if the level of the Index subsequently increases back to its level immediately preceding the most recent Rebalance Event.
•	You are not willing to accept the risk of an investment that features an Acceleration Event that results in an automatic redemption of the ETNs if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the ETN Fees over your intended holding period of the ETNs.

•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration.
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the leveraged portion of the investment exposure based on 3-month USD LIBOR that resets quarterly.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You seek current income from your investment.
•	You seek a guaranteed return of your investment.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of unleveraged, fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the ETN Fees which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as Issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero and you will lose all of your investment in the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

Credit Suisse may accelerate the ETNs prior to maturity

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date. In addition, an Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value and an Acceleration Fee will apply. Following the occurrence of an acceleration of the ETNs, you will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the Acceleration Date. Instead, upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the

Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount you will receive will be a payment equal to the Accelerated Redemption Amount determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Furthermore, if we choose to exercise our right to effect an Optional Acceleration and the ETNs are accelerated, you will lose the opportunity to continue to hold your ETNs and participate in any future performance of the Index, as applicable, and you may be unable to invest in other securities with a risk/return profile similar to that of the ETNs.

We may extend the scheduled Maturity Date for an additional five-year period

The scheduled Maturity Date is June 13, 2024. We may at our option extend the maturity of the ETNs for an additional five-year period. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then-scheduled Maturity Date.

Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs

Because the fees applicable to the ETNs reduce the amount due to you upon early redemption, acceleration or at maturity of the ETNs, the level of the Index must increase significantly in order for you to receive at least your investment amount upon early redemption, acceleration or maturity of your ETNs. If the level of the Index decreases or does not increase sufficiently to offset the effect of the ETN Fees, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment. For more information on how the fees affect the value of the ETNs, see “Hypothetical Examples”.

The Exposure Fee may be greater than financing costs that you would incur if you borrowed funds from a third-party

The Exposure Fee includes a variable component that seeks to compensate us for, among other things, providing investors with the potential to receive a leveraged participation in movements in the level of the Index and is intended to include an approximation of the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third-party to invest in the Index. However, there is no guarantee that the Exposure Fee reflects the lowest level of financing costs that may be available to you. If the cumulative effect of the Exposure Fee exceeds the financing costs and any associated fees you would otherwise incur or accrue from borrowing available funds from a third-party for the same time period, your return on the ETNs may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third-party to leverage your investment in such instrument.

The cumulative effect of the ETN Fees may be greater than the charges and fees you would incur in connection with an alternative investment

The price to the public of the ETNs includes the agent’s discounts or commissions and may include transaction costs such as expenses incurred to create, document and market the ETNs and the cost of hedging our risks as Issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the ETNs. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the ETNs (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

The Closing Indicative Value of the ETNs is reduced by the cumulative effect of the ETN Fees, including the Exposure Fee and Investor Fee as well as the Rebalance Fee and Early Redemption Charge and Acceleration Fee, if applicable. See “Your payment at maturity, upon early redemption or acceleration will be reduced by the ETN Fees”

above. If the cumulative effect of the ETN Fees is greater than the charges and fees you may have otherwise incurred or accrued in connection with an alternative investment in the Index or the Index Components over the same term, your return on the ETNs may be less than your return would have been on such alternative investment.

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 10,000 ETNs, the Minimum Redemption Amount at one time. In addition, you must cause your broker to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer for early redemption, settlement of any early redemption will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after Credit Suisse confirms your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

You may not request early redemption of your ETNs after June 3, 2024 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended)

You may not request early redemption of your ETNs after June 3, 2024 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended), which is the final Redemption Notice date. In such case, you will receive any payment due on the scheduled Maturity Date.

An Early Redemption Charge or Acceleration Fee will apply to any payment on the ETNs prior to maturity as a result of your election to have Credit Suisse redeem the ETNs or the occurrence of an Acceleration Event, as the case may be

In connection with any offer by you of your ETNs for redemption, a fee per ETN equal to the product of (i) 0.05% times (ii) the number of Index Units times (iii) the Closing Level of the Index on the Early Redemption Valuation Date (or a fee equal to 0.05% x Index Units x the level of the Index on the Accelerated Valuation Date as determined by the Calculation Agent in the case of an Acceleration Event) will apply. The imposition of this fee will reduce the amount of the Closing Indicative Value upon an early redemption or Acceleration Event.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an irrevocable election to redeem your ETNs, which becomes irrevocable after Credit Suisse confirms your offer. The Early Redemption Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

The formula for determining the amount payable at maturity, upon early redemption or acceleration does not take into account all developments in the Index

Changes in the level of the Index during the term of the ETNs before the Valuation Date will not necessarily be reflected in the calculation of the amount payable at maturity, upon early redemption or acceleration. The Calculation Agent will calculate the amount payable at maturity, upon early redemption or acceleration by utilizing the Closing Indicative Value on the applicable Valuation Date(s). No other levels of the Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. As a result, you may lose a significant part of your investment even if the level of the Index has risen at certain times during the term of the ETNs.

The occurrence of a Market Disruption Event will affect the calculation of the Index Amount, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Trading Day, the Calculation Agent will determine the Index Amount on such Trading Day using an appropriate Closing Level of the Index for such Trading Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date or the Valuation Date corresponding to an Early Redemption Date is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for an additional five-year period following the scheduled Maturity Date of June 13, 2024.

Risks Relating to the Index

You will not have any rights in any of the underlying equity securities that comprise the Index

An investment in the ETNs does not entitle you to any ownership interest or rights in the underlying equity securities that comprise the Index. Any amounts due on your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of any Index Component or amounts relating to any Index Component.

The return on your ETNs will not reflect the return you would realize if you actually invested in the Index Components included in the Index, or exchange-traded or over-the-counter instruments based on the Index. You will not have any rights that holders of such assets or instruments have.

Equity security prices can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

Stock markets can be volatile and equity security prices can change substantially. Equity security prices may rise or fall because of changes in the broad market or changes in an equity security’s issuer financial condition, sometimes rapidly or unpredictably. Equity security prices can be adversely affected by poor management on the part of the equity security’s issuer, shrinking product demand and other business risks. These may affect single companies as well as groups of companies. In addition, movements in financial markets may adversely affect an equity security’s price, regardless of how well the company performs. Equity security prices are subject to “stock market risk” meaning that equity prices in general may decline over short or extended periods of time.

Historical performance of the Index is not indicative of future performance of the Index

The market prices of the Index Components will determine the levels of the Index. The historical performance of the Index should not be taken as an indication of the future performance of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall. Market prices of the Index Components will be influenced by complex and interrelated economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index.

You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the level of the Index on the applicable Valuation Date(s)

If the Index does not increase by an amount sufficient to offset the effect of the ETN Fees between the relevant date of your investment and the applicable Valuation Date(s), we will pay you less than your investment amount of the ETNs. This will be true even if the level of the Index as of some date or dates prior to the relevant Valuation Date would have been sufficiently high to offset the effect of such fees.

Past performance of the Index is not indicative of future performance

The actual performance of the Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

Credit Suisse and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information, which may change over time

We and our affiliates are not affiliated with the Index Sponsor in any way and have no ability to control or predict its actions, including any errors in, or discontinuation of disclosure regarding methods or policies relating to the calculation of the Index in its capacity as the Index Sponsor. The Index Sponsor is not under any obligation to continue to calculate the Index or required to calculate any successor index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the value of the ETNs or the amount payable at maturity or upon redemption. The Calculation Agent may designate a successor index selected in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity or upon redemption of the ETNs will be determined by the Calculation Agent in its sole discretion. Substantially all disclosure in this pricing supplement regarding the Index, including its make-up, method of calculation and changes in its components, is derived from publicly available information. We have not independently verified this information. You, as an investor in the ETNs, should make your own investigation into the Index and the Index Sponsor. The Index Sponsor has no obligation to consider your interests as a holder of the ETNs.

The policies of the Index Sponsor and changes that affect the Index could affect the payment due on your ETNs and their market value

The policies of the Index Sponsor concerning the calculation of the level of the Index and the manner in which changes affecting the equity securities included in the Index or options or equity securities relating to the Index or the equity securities included in the Index are reflected in the level of the Index could affect the payment due on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date and the market value of your ETNs prior to that date. The Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsor changes these policies or makes other methodological changes, for example, by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the equity securities composing the Index, or if the Index Sponsor discontinues, modifies or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the intrinsic value of your ETNs. The changing of Index Components may affect the Index, as a newly added equity security may perform significantly better or worse than the Index Component it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of ETNs linked to the Index. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index. If events such as these occur, or if the level of the Index is not available because of a Market Disruption Event or for any other reason, the Calculation Agent may determine the level of the Index on the Valuation Date (including, without limitation, any Valuation Date in the Accelerated Valuation Period or Final Valuation Period or Early Redemption Valuation Date) or Rebalance Date, as the case may be. One example may be if the Index Sponsor holds the real-time calculation of intraday levels of an Index (commonly known as “auto holds”) based on certain thresholds, volatility or other factors as determined by the Index Sponsor, sometimes without prior notice. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The return on the ETNs is linked to the performance of the Index, as reflected by their Indicative Value. The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market. The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

By contrast, the trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. See “—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

The Intraday Indicative Value and the Closing Indicative Value will be calculated by the IV Calculation Agent referred to below and published on each Trading Day under the Bloomberg ticker symbol “FLGEIV” and may also be calculated and published by other sources. The publishing of such values by the IV Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. Credit Suisse does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.

The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value

If you sell your ETNs on the secondary market, you will receive the market price for your ETNs, which may be substantially above or below the Closing Indicative Value and/or the Intraday Indicative Value. Paying a premium purchase price over the Intraday Indicative Value could lead to significant losses if you sell or redeem your ETNs at a time when such premium is no longer present in the market place or if we exercise our right to redeem the ETNs. Furthermore, if you sell your ETNs at a price which reflects a discount below the Closing Indicative Value, you may experience a significant loss.

A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. For example, a premium or discount may arise due to imbalances in the supply and demand of the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs), the index components underlying the Index, trading disruptions or limitations in any of the foregoing or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of transaction costs, credit considerations and bid-offer spreads related to the ETNs. Technological issues or human error, such as mistakes by service providers, market participants and others can cause dislocations between the trading price of the ETNs and their Indicative Value. Low trading volumes of the ETNs can result in mismatches between the trading price and the Indicative Value. Finally, premiums or discounts can arise during periods of severe volatility.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell any additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we start selling additional ETNs, we may stop sales of such additional ETNs for any reason, which could materially and adversely affect the trading price and liquidity of such ETNs in the secondary market.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the Minimum Redemption Amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

Suspensions or disruptions to the calculation of the Index may adversely affect the value of your ETNs

Suspensions or disruptions to the calculation of the Index, whether due to application of the Index methodology, human error, Index Sponsor discretion or otherwise, can result in lags, delays and distortions to the Index. Under these circumstances, a comparison of the then-current Intraday Indicative Value of the ETNs to the then-prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the applicable Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs, as well as the Redemption Amount:

•	the level of the Index at any time,
•	the expected volatility of the Index,
•	prevailing market prices and forward volatility levels of the stock markets on which the Index Components are listed or traded, the Index Components, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military, public health and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Index based on the historical performance of the options or equity securities relating to the Index or the historical performance of the Index Components. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

The liquidity of the market for the ETNs may vary materially over time

We sold a portion of the ETNs on the Inception Date and additional ETNs will be issued and sold from time to time through CSSU, an affiliate of ours. On the Inception Date or soon thereafter, the ETNs were sold to a single investor, and such investor may continue to hold a portion of the ETNs as of the date of this pricing supplement. There is no obligation for such investor to sell or continue to hold any of the ETNs. Accordingly, the liquidity of the ETNs may be materially affected by the decisions of a single holder of the ETNs. Also, the number of ETNs outstanding could be reduced at any time due to early redemption or acceleration of the ETNs as described in this pricing supplement. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to Credit Suisse at one time for redemption on any Early Redemption Date.

The NYSE Arca may halt trading in the ETNs or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact investors’ ability to sell the ETNs

Trading in the ETNs may be halted due to market conditions or, in the judgment of the exchange, if necessary to protect investors or in the public interest. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, the ETNs may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the ETNs within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the level of the Index declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your ETNs for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the exchange. In that circumstance, by the time you are finally able to sell your ETNs, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Exchange rules relating to these matters are subject to change from time to time.

There may not be an active trading market for your ETNs; sales in the secondary market may result in significant losses

The ETNs are listed on the NYSE Arca under the ticker symbol “FLGE” and the ETNs may trade in after-hours trading. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. A trading market for the offered ETNs may not continue for the term of the ETNs. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market. In addition, if you sell your ETNs in the secondary market at a discount from the prevailing Indicative Value, you may receive sale proceeds that are lower than if you had otherwise sold your ETNs at a time when such discount was not present in the marketplace or if the ETNs had been redeemed or accelerated. Trading the ETNs during after-hours trading may involve trading at a time when there is no real-time Indicative Value available, which would impair your ability to accurately assess the intrinsic value of the ETNs relative to the price available during such after-hours trading, including any premium or discount thereto.

No assurance can be given as to the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on the NYSE Arca or any other exchange and the liquidity of the market for the ETNs could vary materially over the term of the ETNs. In addition, under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. We have not and do not intend to list the ETNs on any other exchange.

Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs is based on the performance of the Index, as reflected by their Indicative Value, the payment of any amount due on the ETNs, including any payment at maturity, upon early redemption or acceleration, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the equity securities included in the Index, listed or over-the-counter options, equity securities, swaps, or other instruments linked to the Index, certain exchange-traded notes issued by Credit Suisse, or the equity securities included in the Index and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which creates an additional incentive to sell the ETNs to you.

We, our affiliates or third parties with whom we transact may also engage in trading in the equity securities included in the Index, or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index, or instruments whose returns are linked to the Index, certain exchange-traded notes issued by Credit Suisse or the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

We or our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs. Any such research, opinions or recommendations could affect the market prices of the Index Components, the level of the Index or the market value of the ETNs

We, our affiliates or third parties with whom we transact, the Calculation Agent and their affiliates may have published, and in the future may publish, research reports with respect to the Index Components and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Calculation Agent or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the Index Components, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

As noted above, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index and Index Components or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index, certain exchange-traded notes issued by Credit Suisse or the Index Components. These trading activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time” above.

We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the equity securities included in the Index. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

There are potential conflicts of interest between you and the Calculation Agent

If the Index Sponsor were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the level of the Index is not available or cannot be calculated for any reason, the Calculation Agent may be required to make a good faith estimate in its sole discretion of the level of the Index or to postpone the relevant valuation date or the Maturity Date. The Calculation Agent will exercise its judgment when performing its functions. Since determinations by the Calculation Agent may affect the market value of the ETNs, the Calculation Agent may have a conflict of interest if it needs to make any such determination.

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no successor index. In that case, the Calculation Agent will determine the level of the Index, including any intraday level, and thus the payment due on the ETNs, using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index. Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive upon early redemption, acceleration or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment. Additionally, if the intraday level of the Index is not reported by the Index Sponsor, the intraday level of the Index will be determined by the Calculation Agent, which may result in a lower Intraday Indicative Value and increase the likelihood that an Acceleration Event will occur.

The Calculation Agent will have the authority to make determinations that could affect the market value of your ETNs and the amount you receive at maturity

The Calculation Agent will have discretion in making various determinations that affect your ETNs, including the Redemption Amount, the occurrence and effects of a Rebalance Event or an Acceleration Event and the existence and effects of Market Disruption Events. The exercise of this discretion by the Calculation Agent could adversely affect the value of your ETNs and may present the Calculation Agent with a conflict of interest of the kind described below under “—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse—We or our affiliates may have economic interests adverse to those of the holders of the ETNs”.

CSi, an affiliate of ours, will act as the Calculation Agent for the ETNs. As Calculation Agent, CSi will make certain calculations and determinations that may impact the value of the ETNs. Among other things, the Calculation Agent calculates the Early Redemption Amount, Accelerated Redemption Amount, Index Amount in the case of a Market Disruption Event, and arithmetic average of the Closing Indicative Values. The Calculation Agent will also make certain determinations, which may impact the value of the ETNs, including with respect to a split or reverse split of the ETNs, Market Disruption Events, Rebalance Events, Acceleration Events and any Successor Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

Credit Suisse is subject to Swiss Regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the ETNs.

Risks Relating to Tax Consequences

The United States federal income tax treatment of the ETNs is uncertain

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement and also consult your tax advisor as to the tax consequences of investing in the ETNs. By purchasing an ETN, you agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all tax purposes as a pre-paid forward contract with respect to the Index. Under this characterization of the ETNs, if you are a U.S. holder (as defined below), you should generally should recognize capital gain or loss upon the sale, redemption or maturity of the ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding your agreement to treat the ETNs as a pre-paid forward contract with respect to the Index, the IRS could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has issued a Notice in 2007 indicating that it and the Treasury Department are considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until redemption or maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Non-U.S. Holders of the ETNs May Be Subject to Adverse U.S. Federal Income Tax Consequences

It is possible that a non-U.S. holder of ETNs could be subject to U.S. withholding tax with respect to amounts that it receives with respect to an ETN. For a further discussion of this and other U.S. federal considerations that may be relevant to non-U.S. investors in the ETNs, please see the discussion under “Material United States Federal Income Tax Considerations -- Non-U.S. Holders” below. Prospective non-U.S. holders should consult their tax advisors prior to investing in the ETNs.

THE INDEX

All disclosures in this pricing supplement regarding the Index and the Price Return Index (each, a “Russell 1000 Growth Index”), including, without limitation, their make-up, method of calculation and changes in their components, have been derived from publicly available sources, which we have not independently verified. Additional information on the Russell 1000 Growth Indices is available at the following website: http://www.ftserussell.com. Such information reflects the policies of, and is subject to change by FTSE Russell (“Russell,” or the “Index Sponsor”). Information contained on the website is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus supplement and prospectus.

The Russell 1000 Growth Indices are style indices designed to track the performance of the growth companies included in the Russell 1000® Index.

The Russell 1000® Index measures the performance of the large-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 1,000 of the largest securities based on a combination of their market capitalization and current index membership. The Russell 1000® Index represents approximately 92% of the U.S. equity market.

FTSE Russell base indices, including the Russell 1000® Index, are broken out by market capitalization and style. The Russell 1000® Growth Index is a style index which measures the performance of the Russell 1000® Index’s growth segment, including companies with higher growth potential, companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000® value index seeks the performance of the Russell 1000® Index’s value segment and includes companies that are considered more value oriented relative to the overall market, companies with lower price-to-book ratios and lower expected growth values. Roughly 70% of the available market capitalization is classified as either growth or value style. The remaining 30% of stocks have some portion of their market value in either the value or the growth style, depending on their relative distance from the median value score.

Two versions of the Russell 1000® Growth Index are calculated: (a) the Russell 1000® Growth Index, a price return index (the “Price Return Index”) and (b) the Russell 1000® Growth Index Total Return, a total return index (the “Index”). The Price Return Index is ordinarily calculated without regard to cash dividends on Russell 1000® Growth Index securities. The Index reinvests cash dividends on the ex-date. Both the Index and the Price Return Index reinvest extraordinary cash distributions.

Methodology for the Russell U.S. Indices

Selection of Stocks Underlying the Russell Indices

The Russell Indices are sub-indices of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index and, consequently, a Russell Index, a company must meet the following criteria as of the rank day in May (except that initial public offerings (“IPOs”) are considered for inclusion on a quarterly basis):

•	U.S. Equity Market. The company must be determined to be part of the U.S. equity market, meaning that its home country is the United States. If a company incorporates in, has a stated headquarters location in, and also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation.

If any of the three criteria do not match, FTSE Russell then defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location.

If there is not enough information to determine a company’s primary location of assets, FTSE Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

•	U.S. Eligible Exchange. The following exchanges and markets are deemed to be eligible U.S. exchanges: the Chicago Board Options Exchange, the New York Stock Exchange, NYSE American, The Nasdaq Stock Market and the NYSE Arca. All securities eligible for inclusion in Russell U.S. indexes must trade on an eligible U.S. exchange. Bulletin board, pink sheet or over-the-counter (OTC) traded securities are not eligible for inclusion, including securities for which prices are displayed on the FINRA ADF.
•	Minimum Closing Price. A stock must have a close price at or above $1.00 (on its primary exchange), subject to exceptions to reduce turnover. In order to reduce unnecessary turnover, if an existing index member’s closing price is less than $1.00 on rank day in May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the 30 days prior to the rank date is equal to or greater than $1.00. If an existing index member does not trade on the rank day in May, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible. A stock added during the quarterly IPOs process is considered a new index addition and therefore must have a close price on its primary exchange at or above $1.00 on the last day of the IPO eligibility period in order to qualify for index inclusion.
•	Minimum Total Market Capitalization. Companies with a total market capitalization less than $30 million are not eligible for inclusion.
•	Minimum Available Shares / Float Requirement. Companies with only a small portion of their shares available in the marketplace are not eligible for the Russell indexes. Companies with less than an absolute 5% of shares available will be removed from eligibility.
•	Company Structure. Companies structured in the following ways are not eligible for inclusion: royalty trusts, U.S. limited liability companies, closed-end investment companies, business development companies (and other companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC), blank-check companies, special-purpose acquisition companies (SPACs), limited partnerships, exchange-traded funds and mutual funds.
•	UBTI. Real estate investment trusts and publicly traded partnerships that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI from equity holders are not eligible for inclusion. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices or company website.
•	Security Types. The following types of securities are not eligible for inclusion: preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts and trust receipts.
•	Deadline For Inclusion. Stocks must be listed on the rank day in May and FTSE Russell must have access to documentation on that date supporting the company’s eligibility for index inclusion. This includes corporate description, verification of incorporation, number of shares outstanding and other information needed to determine eligibility. IPOs will be considered for index inclusion on a quarterly basis.

•	Minimum Voting Rights. Companies assigned a developed market nationality are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders or they will be deemed ineligible for index inclusion. Shares referenced as “non-voting” or provide legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review. Emerging market securities are not subject to this requirement. Existing constituents with a developed market nationality who do not currently meet the above requirement have a 5 year grandfathering period to comply. If subsequently they continue to fail the minimum voting rights requirement they will be removed from FTSE Russell indexes at the September 2022 review.

Multiple Share Classes. If an eligible company trades under multiple share classes, each share class is reviewed independently for eligibility for inclusion. Share classes in addition to the primary share class must meet the following minimum size, liquidity and float requirements to be eligible: (i) total market capitalization must be larger than $30 million; (ii) average daily dollar trading value (ADDTV) must exceed that of the global median which is determined each reconstitution rank day by ranking all securities in investable countries by ADDTV; and (iii) more than 5% of shares must be available in the marketplace.

Securities of eligible companies are included in FTSE Russell Indices based on total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the market price (generally, the last price traded on the primary exchange of the share class with the highest two-year trading volume, subject to exceptions) as of the rank day in May (except that IPOs are considered for inclusion on a quarterly basis). Common stock, non-restricted exchangeable shares and partnership units/membership interests (but not operating partnership units of umbrella partnership real estate investment trusts) are used to calculate a company’s total market capitalization. If multiple share classes of common stock exist, they are combined to determine total shares outstanding; however, in cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. For merger and spin-off transactions that are effective between the rank day in May and the Friday prior to annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action.

The 4,000 securities with the greater total market capitalization become members of the Russell 3000E™ Index. All remaining Russell Indices are a subset of the Russell 3000E™ Index. Market capitalization breakpoints for the Russell Indices are determined by the breaks between the rankings of companies (based on descending total market capitalization). Market capitalization breakpoints for the Russell 3000® Index are determined by the break between the companies ranked #1 through #3,000. Market capitalization breakpoints for the Russell 2000® Index are determined by the break between the companies ranked #1,001 through #3,000. New members are assigned on the basis of the breakpoints, and existing members are reviewed to determine if they fall within a cumulative 5% market capitalization range around these new market capitalization breakpoints. If an existing member’s market capitalization falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current index rather than be moved to a different Russell Index.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public (“free float”). The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell Indices are weighted by their available (also called float-adjusted) market capitalization. The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization, based on information recorded in SEC corporate filings: officers’ and directors’ holdings, private holdings exceeding 10% of shares outstanding, institutional holdings exceeding 30% of shares outstanding, shares held by publicly listed companies, shares held by an Employee Stock Ownership Plan or a Leveraged Employee Stock Ownership Plan; shares locked up during an IPO; direct government holdings; and indirect government holdings exceeding 10% of shares outstanding.

Reconstitution occurs on the last Friday in June. However, at times this date is too proximal to exchange closures and abbreviated exchange trading schedules when market liquidity is exceptionally low. In order to ensure proper liquidity in the markets, when the last Friday in June falls on the 29th or 30th, reconstitution will occur on the preceding Friday. A full calendar for reconstitution is made available each spring.

Corporate Actions and Events Affecting the Russell 3000® Index

FTSE Russell applies corporate actions to the Russell 3000® Index on a daily basis. FTSE Russell applies the following methodological guidelines, among others, when adjusting the applicable Russell Index in response to corporate actions:

•	“No Replacement” Rule. Securities that leave the Russell 3000® Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 3000® Index over a year will fluctuate according to corporate activity.
•	Statement of Principles and Adjustments for Specific Corporate Events. FTSE Russell has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporate actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances. FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

Additional information on the Russell 3000® is available at the following website: http://www.ftserussell.com. Such information reflects the policies of, and is subject to change by Russell. Information contained on the website is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus supplement and prospectus.

Changes to Shares Outstanding and Free Float.

Each Russell Index will be reviewed quarterly for updates to shares outstanding and to free floats used within the calculation of each Russell Index. The changes will be implemented quarterly, on the third Friday of the month (after the close) in March, September, and December. The June reconstitution will continue to be implemented on the last Friday of June (unless the last Friday occurs on the 29th or 30th, when reconstitution will occur on the Friday prior). In June the shares and free float updates will be implemented regardless of size (i.e. buffers will not be applied). The June updates will be implemented using data sourced primarily from company filings for all constituents, where appropriate. In March, September, and December, shares outstanding and free float will be updated to reflect changes greater than 1% for cumulative shares in issue changes and changes greater than 3 percentage points for cumulative free float changes. A constituent with a free float of 15% or below will not be subject to the 3 percentage points threshold and will instead be updated if the change is greater than 1 percentage point. For example, Company B with a free float of 8% would trigger a change if its free float moved to above 9% or below 7%.

For information on changes to constituent companies due to corporate actions, please refer to the Corporate Actions and Events Guide available at www.ftse.com. Information contained on the websites is not incorporated by reference in, and should not be considered part of this pricing supplement or the accompanying prospectus supplement and prospectus. Reference to any “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Neither it nor other information found at these websites are incorporated by reference into this pricing supplement.

Selection of stocks underlying the Russell 1000 Growth Indices

FTSE Russell uses a “non-linear probability” method to assign stocks to the growth and value style indices. The term “probability” is used to indicate the degree of certainty that a stock is value or growth, based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year), and sales per share historical growth (5 year). This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000® Index. The stocks in the Russell 1000® Index are ranked by their book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. They are then combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, a stock with a lower CVS is considered growth, a stock with a higher CVS is considered value and a stock with a CVS in the middle range is considered to have both growth and value characteristics, and is weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights; e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the corresponding Russell growth index. Style index assignment for non-pricing vehicle share classes will be based on that of the pricing vehicle and assigned consistently across all additional share classes.

The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000® Index.

The quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees; depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all-growth or all-value (or all-defensive or all-dynamic). The remaining 30% of stocks have some portion of their market value in either the value or the growth index (or defensive and dynamic), depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index. This rule eliminates many small weightings and makes passive management easier.

Capitalization Adjustments

After membership is determined, a security’s shares are adjusted to include only those shares available to the public, which is often referred to as “free float”. The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell 1000 Growth Indices by their available (also called float-adjusted) market capitalization, which is calculated by multiplying the primary closing price by the available shares. Adjustments to shares are reviewed at reconstitution, during quarterly update cycles, and for corporate actions such as mergers.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	Officers’ and directors’ holdings are all considered unavailable and removed entirely from available shares. Our float research process does allow removal of options/warrants/convertibles from the officer and director holdings when those shares are provided in a summed format within the footnotes. However, if FTSE Russell determines that a company is being excluded from index membership solely on the basis of the minimum float requirement, FTSE Russell will use best available information found within SEC filings, filed on or before the rank day in May.
•	Large private holdings will be removed from available shares if they exceed 10% of shares outstanding. Share percentage is determined by those shares held either by an individual or by a group of individuals acting together. Private equity and venture capital firms are considered large private holders.

•	Institutional holdings including: investment companies, partnerships, insurance companies, mutual funds, and banks will be removed from available shares if their holding is greater than 30%. If a firm has a direct relationship to the company, such as board representation, they will be considered strategic and will be excluded regardless of the size of holding per the officers and directors’ exclusion rule.
•	Publicly listed companies will have their holdings removed from the available shares of an index member. Holdings considered as Institutional will be considered as available unless the 30% threshold is surpassed, regardless of listing.
•	ESOP or LESOP shares are considered unavailable and removed entirely from available shares.
•	IPO lock-ups: Shares locked up during an initial public offering are not available to the public and will be excluded from the available shares at the time the IPO enters the index.
•	Government holdings:
o	Direct government holders: Those holdings listed as “government of” or shares held by government controlled/affiliated entities are considered unavailable and will be removed entirely from available shares.
o	Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%.
•	Government pensions: Any holding by a government pension plan is considered an institutional holding and will not be removed from available shares unless the holding is greater than 30%.

Historical Information

The following graph sets out the historical performance of the Index from June 4, 2004 to November 4, 2020. The Closing Level of the Index on November 4, 2020 was 2,244.245. We obtained the closing levels below from Bloomberg, without independent verification. See “The Index” for a description of the methodology applicable to the Index.

The graph below does not represent the actual return you should expect to receive on the ETNs. Historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. The performance of the Index does not reflect any ETN Fees, which will reduce the amount of the return on the ETNs at maturity or upon redemption by Credit Suisse. The ETNs do not guarantee any return of, or on, your investment. Any payment you will be entitled to receive on the ETNs is subject to our ability to satisfy our obligations as they become due.

Historical Performance of the Index

License Agreement

We and Russell have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 1000® Growth Index in connection with the securities, including the ETNs. The license agreement between Russell and us provides that language substantially the same as the following language must be stated in this pricing supplement. The Russell 1000® Growth Index is the intellectual property of Russell. Russell reserves all rights including copyright, to the Russell 1000® Growth Index.

The ETNs are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in ETNs generally or in these securities particularly or the ability of the Russell U.S. Indices to track general stock market performance or a segment of the same. Russell’s publication of the Russell U.S. Indices in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the ETNs upon which the Russell U.S. Indices are based. Russell’s only relationship to Credit Suisse is the licensing of certain trademarks and trade names of Russell and of the Russell U.S. Indices which are determined, composed and calculated by Russell without regard to Credit Suisse or the ETNs. Russell is not responsible for and has not reviewed the ETNs, nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell U.S. Indices. Russell has no obligation or liability in connection with the administration, marketing or trading of the ETNs.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index and other financial instruments related to the Index; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter equity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The Intraday Indicative Value of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds by the IV Calculation Agent on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent).

At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.

Neither the Intraday Indicative Value nor the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The IV Calculation Agent is responsible for computing and disseminating the ETN’s Indicative Values. Published levels of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.

The actual trading price of the ETNs at any time may vary significantly from the Indicative Value at such time. The trading price of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of and the Closing Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. The closing price of the ETNs will be published on each Trading Day under the ticker symbol “FLGE”. Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market or at maturity or upon early redemption or acceleration, in which case you will receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

The ETNs may be redeemed or accelerated at any time, subject to the conditions described in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, provide a Redemption Notice on any Business Day through June 3, 2024 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) for an anticipated June 4, 2024 Early Redemption Valuation Date and an anticipated Early Redemption Date of June 7, 2024 (or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs to Credit Suisse for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date.

In addition, we have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the “Accelerated Redemption Amount” will be equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all of the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of less than all of the outstanding ETNs relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Date” will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all of the outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

The last date on which Credit Suisse will redeem your ETNs at your option will be June 7, 2024 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, you must offer your ETNs for redemption no later than June 3, 2024 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement dated June 18, 2020 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not make any coupon or interest payments during the term of the ETNs.

Denomination

The denomination and stated principal amount of each ETN is $100.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.

Payment at Maturity

If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

Maturity Date

If not previously redeemed or accelerated, the ETNs will mature on June 13, 2024 subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event or an extension of the Maturity Date at our option for an additional five-year period. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then-scheduled Maturity Date.

If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.

If the Closing Indicative Value is zero, the Maturity Redemption Amount will be zero.

For each ETN, the Closing Indicative Value on the Inception Date was $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. In no event, however, will the Closing Indicative Value be less than zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The IV Calculation Agent is responsible for computing and disseminating the Closing Indicative Value.

The “Closing Level” of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “RU10GRTR <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “—Market Disruption Events”.

The “Exposure Fee,” on any ETN Business Day following the Inception Date will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.

The Exposure Fee is deemed to be zero on the Inception Date and any day that is not an ETN Business Day. If the level of the Index decreases or does not increase sufficiently to offset the Exposure Fee (including the Financing Rate and the Investor Fee), the Rebalance Fee and the Early Redemption Charge, over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment. See “Hypothetical Examples” and “Risk Factors—Risks Relating to the Return on the ETNs—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs” in this pricing supplement for additional information on how the Exposure Fee affects the overall value of the ETNs.

The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.85% times (3) the Day Count Fraction.

The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.44% (44 basis points).

The “Reference Rate” will be equal to the 3-month USD LIBOR, which is the London Interbank Offered Rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

The “Intraday Indicative Value” will be calculated and published every 15 seconds by the IV Calculation Agent on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

A “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, the NYSE Arca and the NASDAQ exchange.

The “Index” means the Russell 1000® Growth Index Total Return. The intraday level and the official Closing Level of the Index are expected to be reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined by the Calculation Agent to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day times (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day.

The “Price Return Index” means the Russell 1000® Growth Index as published on the Bloomberg page “RLG <Index>” or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index.

The “Index Amount” on the Inception Date was zero. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.

The “Leverage Factor” is set to 2.0.

The “Day Count Fraction,” on any ETN Business Day, will be equal to the quotient of (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.

An “Index Business Day” is any day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on the primary securities exchange on which such Index Component is traded and any exchange on which equity securities or options contracts relating to such Index Component are traded.

A “LIBOR Business Day” is any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.

The first “Quarterly Reference Date” was the Inception Date. Following the Inception Date, the “Quarterly Reference Date” will be on each January 1st, April 1st, July 1st and October 1st, beginning on October 1, 2014, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

The ETNs do not guarantee any return of your investment. If the level of the Index decreases or does not increase sufficiently to offset the ETN Fees, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment. See “Hypothetical Examples” and “Risk Factors—Risks Relating to the Return on the ETNs—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs” in this pricing supplement for additional information on how the ETN Fees affects the overall value of the ETNs.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Determination of the 3-Month USD LIBOR

For the purposes of calculating the Reference Rate, the 3-Month USD LIBOR will be the London Interbank Offered Rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

If the 3-Month USD LIBOR cannot be determined as described above as of any date of determination, the 3-Month USD LIBOR for such date of determination will be determined on the basis of the rates at which three month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the 3-Month USD LIBOR for that date of determination will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the 3-Month USD LIBOR for such date of determination will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period commencing as such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the 3- Month USD LIBOR for that date of determination will be determined by the Calculation Agent.

Rebalance Event

A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event”. Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date. On any ETN Business Day that is a Rebalance Date, the “Rebalance Fee” per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date. On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. The “Rebalance Rate” on any Rebalance Date following a Deleveraging Calculation Date, will equal 0.05%. The Rebalance Rate will equal 0.02% on any other Rebalance Date. Following the Inception Date, a “Quarterly Rebalance Calculation Date” will occur on the Trading Day immediately preceding each Quarterly Reference Date.

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. This fee will reduce the value of your ETNs.

The initial “Rebalanced Indicative Value” will be the Initial Indicative Value. Thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date until June 3, 2024 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

When you submit your ETNs for redemption in accordance with the redemption procedures described herein, your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

The “Early Redemption Charge” per ETN will equal the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.

Procedures for Early Redemption

If you wish to offer your ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit

Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Acceleration at Our Option or Upon an Acceleration Event

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the “Accelerated Redemption Amount” will be equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all of the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of less than all of the outstanding ETNs relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Date” will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all of the outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

If an Acceleration Event occurs, an “Acceleration Fee” equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “Acceleration Event” will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value.

Market Disruption Events

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

In respect of the Index, a “Market Disruption Event” is:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of Index Components then constituting 20% or more of the level of the Index on the principal exchange on which the Index Components are traded for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on the principal exchange on which the Index Components are traded;

(b)	a breakdown or failure in the price and trade reporting systems of the principal exchange on which the Index Components are traded for the Index as a result of which the reported trading prices for Index Components then constituting 20% or more of the level of the Index during the one-half hour preceding the close of the principal trading session on the principal exchange on which the Index Components are traded are materially inaccurate;
(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in equity securities related to the Index, if available, during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or
(d)	a decision to permanently discontinue trading in those related equity securities.

in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Components or any instrument related to the Index Components or to adjust or unwind all or a material portion of any hedge position in the Index with respect to the ETNs.

For the purpose of determining whether a Market Disruption Event with respect to the Index exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index will be based on a comparison of (1) the portion of the level of the Index attributable to that security relative to (2) the overall level of the Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event in respect of the Index has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the principal exchange on which the Index Components are traded or the primary exchange or market for trading in equity securities related to the Index;
(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c)	a suspension of trading in equity securities related to the Index by the primary exchange or market for trading in such contracts, if available, by reason of:
•	a price change exceeding limits set by such exchange or market;
•	an imbalance of orders relating to such contracts; or
•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in equity securities related to the Index; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which equity securities related to the Index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the Calculation Agent in its sole discretion.

If the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on a Valuation Date or Rebalance Date, then that Valuation Date or Rebalance Date will be postponed to the first succeeding Trading Day on which the Calculation Agent determines that no Market Disruption Event exists in respect of the Index, unless the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on each of the five Trading Days immediately following the scheduled Valuation Date or Rebalance Date. In that case, (a) the fifth succeeding Trading Day following the scheduled Valuation Date or Rebalance Date will be deemed to be such Valuation Date for the Index, notwithstanding the Market Disruption Event in respect of the Index, and (b) the Calculation Agent will determine the closing level for the Index on that deemed Valuation Date or Rebalance Date in accordance with the formula for and method of calculating the Index last in effect prior to the commencement of the Market Disruption Event in respect of the Index using exchange-traded prices on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) or, if trading in any component comprising the Index has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the prices that would have prevailed on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed Valuation Date or Rebalance Date, of each component comprising the Index.

If a Market Disruption Event exists in respect of the Index during the Accelerated Valuation Period or Final Valuation Period, (such disrupted date, the “Disrupted Valuation Date”), all of the Valuation Dates that are scheduled to occur on consecutive Trading Days following such Disrupted Valuation Date, if any, will be postponed by the corresponding number of days by which such Disrupted Valuation Date is postponed as a result of such Market Disruption Event.

If the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Final Valuation Date, Valuation Date corresponding to an Early Redemption Date or last scheduled Valuation Date in the Accelerated Valuation Period, as postponed.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that you then hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”), as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the equity securities included in the Index or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the equity securities included in the Index or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

Credit Suisse International (“CSi”), an affiliate of ours, will serve as the Calculation Agent. The Calculation Agent will, in its reasonable discretion, make all calculations and/or determinations regarding the value of the ETNs, including at maturity, upon early redemption or acceleration, Market Disruption Events (see “—Market Disruption Events”), Business Days and Trading Days, the ETN Fees, the intraday level of the Index if not published by the Index Sponsor, the Maturity Date, any Early Redemption Dates, Rebalance Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. The Calculation Agent will have the sole ability to make determinations with respect to reduction of the Minimum Redemption Amount, the occurrence of an

Acceleration Event, calculation of default amounts and whether a Market Disruption Event or Rebalance Event has occurred, and will have the sole responsibility to calculate and disseminate the Closing Indicative Value, the Intraday Indicative Value and the Rebalanced Indicative Value and make determinations regarding a Trading Day. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Although the Calculation Agent obtains information for inclusion in or for use in calculations related to the ETNs from sources that the Calculation Agent considers reliable, neither the Calculation Agent nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall the Calculation Agent or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs. We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

Role of the IV Calculation Agent

We have appointed ICE Data Indices, LLC, formerly the NYSE Arca, as the IV Calculation Agent. The IV Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and Intraday Indicative Value of the ETNs. See “Description of the ETNs” for more information. We may appoint a different IV Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the equity securities included in the Index, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, equity securities, swaps, or other derivative or synthetic instruments relating to the Index or the equity securities included in the Index or other instruments linked to the Index or the equity securities included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date or Rebalance Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the equity securities included in the Index. Any of these hedging activities could affect the value of the equity securities included in the Index, and accordingly the value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the amount payable at maturity, upon early redemption or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following section is a summary of the United States federal income tax considerations applicable to the purchase and ownership of ETNs. Except for the discussion under the heading “—Non-U.S. Holders” below, it applies to you only if you are a U.S. holder (as defined below) and you hold your ETNs as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	except as described below under “Unrelated Business Taxable Income”, a tax-exempt organization;
•	a regulated investment company;
•	a partnership or other pass-through entity;
•	a person that owns an ETN as a hedge or that is hedged against interest rate risks;
•	a person that owns an ETN as part of a straddle or conversion transaction for tax purposes; or
•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

You are a U.S. holder if you are a beneficial owner of an ETN and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a non-U.S. holder if you are not a U.S. holder and you are not an entity that is classified as a partnership for U.S. federal income tax purposes.

In the opinion of our counsel, Sullivan & Cromwell LLP, the ETNs should be treated as a pre-paid forward contract with respect to the Index. Pursuant to the terms of the ETNs, you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to treat the ETNs for all U.S. federal income tax purposes in accordance with such characterization. If the ETNs are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETNs. In general, your tax basis in your ETNs will be equal to the price you paid for your ETNs. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year.

No statutory, judicial or administrative authority directly discusses how your ETNs should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the ETNs are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments

There is no judicial or administrative authority discussing how your ETNs should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the ETNs should be treated in a manner that differs from that described above. For example, the IRS might assert that your ETNs should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the ETNs are so treated, you would be required to accrue interest income over the term of your ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs. You would recognize gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your ETNs. In general, your adjusted basis in your ETNs would be equal to the amount you paid for your ETNs, increased by the amount of interest you previously accrued with respect to your ETNs. Any gain you recognize upon the sale, redemption or maturity of your ETNs would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your ETNs, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your ETNs as representing ownership of the Index Components for U.S. federal income tax purposes. In such case, you would recognize ordinary income (which may be treated as “qualified dividend income”) in respect of the dividends that are included in the Index (based on the notional amount of the Index that is referenced by your ETNs) and you would recognize capital gain or loss, a portion of which could be short-term capital gain or loss, in respect of a portion of your ETNs each time the Index rebalances or is adjusted.

Further, if the ETNs are treated in the manner described in the preceding paragraph, you would be required to treat all or a portion of the ETN Fees as amounts of expense. In such a case, (i) the Exposure Fee would be treated as an interest payment that is subject to the general limitations on interest deductions and (ii) the other ETN Fees may be treated as miscellaneous itemized deductions that are not deductible in the case of certain investors. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your ETNs. Under this alternative treatment, you could also be required to recognize amounts of gain or loss over the term of your ETNs as if you had sold a portion of your ETNs to pay the ETN Fees.

Even if you are not treated as owning the Index Components, it is possible that you would be required to (i) currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted and (ii) recognize ordinary income in respect of the dividends that are included in the Index.

The IRS could also assert that any gain or loss that you recognize upon redemption or maturity of your ETNs should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your ETNs.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the ETNs. According to the Notice, the IRS and the Treasury Department are considering whether the holder of an instrument such as the ETNs should be required to accrue ordinary income on a current basis. The Notice also states that the IRS and the Treasury Department are considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might apply to such instruments.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the ETNs. For example, legislation was proposed in 2017 that, if enacted, would generally require holders of instruments such as the ETNs that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your ETNs.

Medicare Tax

If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your ETNs, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Unrelated Business Taxable Income

A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the ETNs. As noted above, it is possible that the ETNs could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Components. If your ETNs are so treated, a portion of any income or gain that you recognize with respect to your ETNs would be treated as UBTI.

Non-U.S. Holders

As discussed above, in the opinion of our counsel, the ETNs should be treated as a pre-paid forward contract with respect to the Index. If this treatment is respected, and subject to the discussion below regarding Section 871(m) and FATCA, non-U.S. holders of the ETNs should generally not be subject to U.S. federal income or withholding tax in respect of the ETNs unless (i) income, gain or loss from the ETNs is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the United States or (ii) the non-U.S. holder is an individual who is present in the United States for at least 183 days during the taxable year when gain is realized with respect to the ETNs, and certain other conditions exist.

However, the U.S. federal income tax treatment of the ETNs is uncertain, and alternative treatments of the ETNs are possible. For example, it is possible that a non-U.S. holder could be treated as the owner of the Index Components for U.S. federal income tax purposes, in which case a non-U.S. holder will be subject to a 30% withholding tax (or a reduced rate under an applicable treaty) with respect to any dividends that are included in the Index (to the extent of the notional amount of the Index that is referenced by the holder’s ETNs).

In addition, regulations promulgated under Section 871(m) of the Code impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts held by non-U.S. holders that are issued on or after January 1, 2017 and that reference U.S. equities or indices that include U.S. equities. The regulations only apply to a contract that is issued before January 1, 2023 if the contract is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). Although the matter is not free from doubt, we believe that the ETNs should be treated as delta-one contracts for this purpose.

However, the Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to the Section 871(m) withholding tax. The determination as to whether an index is a qualified index is made on the first business day of the applicable calendar year. If an index is a qualified index as of such day, then all contracts that are issued within that year with respect to the performance of the index will be treated as a qualified index during the term of the contract (assuming there is no deemed reissuance of the contract for tax purposes as a result of an adjustment to the Index Components), notwithstanding that the index may not be a qualified index in future years. We believe, and intend to take the position, that the Index should be treated as a qualified index for the 2017, 2018, 2019 and 2020 calendar years. Accordingly, subject to the discussion below, ETNs that are issued (or deemed issued) in such years should not be subject to the Section 871(m) withholding tax.

Notwithstanding this exception, a contract may not be treated as referencing a qualified index if, in connection with the contract, an investor holds a related short position in one or more of the component securities in the qualified index (other than a short position in the entire index, or a “de minimis” short position with respect to Index Components that have a value of 5% or less of the value of the long positions in the “qualified index”). Under this rule, a non-U.S. holder of ETNs may not be treated as holding a contract that references a qualified index, and thus may be subject to Section 871(m) tax in respect of its ETNs, if it holds a related short position in the Index Components that exceeds the 5% threshold described above. Because of this possibility, custodians and other withholding agents may require that you certify that you do not hold related short positions with respect to the Index Components in order to receive payments free of the Section 871(m) withholding tax.

In addition, it is possible that the Index will not be a qualified index in a future calendar year, in which case an ETN that is issued (or deemed issued) in such year will be subject to the Section 871(m) withholding tax.

An ETN could be deemed to be issued for tax purposes in a taxable year in which the Index is not a qualified index even if we do not issue any new ETNs in such a year, in which case the deemed newly issued ETNs would be subject to Section 871(m) with respect to payments and amounts realized on or after January 1, 2020. First, our affiliate has sold, and intends to continue to sell, ETNs in the secondary market, and it is possible that ETNs that are sold by our affiliate should be deemed to be reissued for tax purposes when sold. Furthermore, it is possible that the ETNs could be deemed to be reissued for tax purposes upon a rebalancing of the Index. Moreover, ETNs that are not subject to Section 871(m) will have the same CUSIP and ISIN number as ETNs that are subject to Section 871(m), and accordingly there is unlikely to be a practical way to distinguish among ETNs that are subject to withholding under this regime and those that are not. As a result, if we issue (or are deemed to issue) ETNs in the future that are subject to Section 871(m), non-U.S. holders of ETNs that are not subject to Section 871(m) may not be able to establish to the satisfaction of their custodians or other withholding agents that their ETNs are exempt from the new regulations.

As a general matter, the Section 871(m) tax, if applicable, will be imposed upon the sale or maturity of your ETNs. It is possible, however, that a withholding agent may elect to impose the withholding upon the payment of each dividend that is included in the Index (or alternatively upon the close of each calendar quarter). In such a case, the withholding agent may collect the withholding tax from other assets of a non-U.S. holder that the withholding agent holds as custodian or the withholding agent may require a non-U.S. holder to indemnify it for the amount of the Section 871(m) tax.

In addition, as described in the accompanying prospectus under “Taxation – Foreign Account Tax Compliance Act”, the ETNs should initially be grandfathered from the “Foreign Account Tax Compliance Act” (“FATCA”) rules that impose a 30% withholding tax on certain payments to investors and intermediaries that fail to comply with certain certification and information reporting requirements. However, any payments on the ETNs that are subject to Section 871(m) withholding tax will be subject to FATCA withholding if the investor or intermediary does not comply with the applicable FATCA certification and identification requirements. In addition, if, as discussed above, the ETNs are deemed reissued for tax purposes (either upon a sale of ETNs by our affiliate or upon a rebalancing of the Index) after the applicable FATCA grandfather date, the ETNs may not have grandfathered status after the deemed reissuance and may accordingly be subject to FATCA thereafter. Moreover, as discussed above, the ETNs will all be fungible with each other and withholding agents may therefore be unable to distinguish in the future between ETNs that are subject to FATCA and those that are not subject to FATCA. Accordingly, it is possible that withholding agents may in the future treat all of the ETNs as subject to FATCA.

We will not pay additional amounts with respect to any withholding taxes that are imposed on the ETNs.

If you are a non-U.S. holder, you should consult your tax advisor about the application of Section 871(m) and FATCA to your ETNs, and other potential U.S. federal income tax risks associated with owning the ETNs.

Estate Tax. An ETN may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the ETN at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the United States includes only property situated or deemed situated in the United States. Individual non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

Information Reporting and Backup Withholding

Please see the discussion under “Taxation—Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the information reporting and backup withholding rules that apply to the ETNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. ETNs may be issued and sold from time to time at a price that is higher or lower than the stated principal amount based on the Indicative Value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date, less any commissions paid to CSSU or any other agent.

We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase any series of the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than two (2) Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two (2) Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than two (2) Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

In addition, we may from time to time purchase outstanding ETNs in the open market, in connection with early redemptions or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and prospectus in connection with resales of some or all of the purchased ETNs in the secondary market. Broker-dealers, including our affiliates, may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the ETN Fees. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the ETN Fees paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any redemptions at the investor’s option. If you elect to have your ETNs redeemed by us prior to the Maturity Date or the ETNs are subject to an Automatic Acceleration, a fee per ETN equal to the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date or Accelerated Valuation Date, as the case may be, times (iii) the Index Units as of the immediately preceding Trading Day will apply to each ETN that is redeemed prior to the Maturity Date. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

Prohibition of Sales to EEA Retail Investors

The ETNs may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the ETNs offered so as to enable an investor to decide to purchase or subscribe the ETNs.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the ETNs with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the Issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of the ETNs, and each fiduciary who causes any entity to purchase or hold the ETNs, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the ETNs on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the ETNs that (a) none of Credit Suisse, the Calculation Agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the ETNs, or as a result of any exercise by us or our affiliates of any rights in connection with the ETNs, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the ETNs is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such ETNs and not a fiduciary to such purchaser.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

LEGAL MATTERS

Latham & Watkins LLP has acted as special counsel to the agent. Sullivan & Cromwell LLP has acted as special tax counsel to the Issuer.

ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:______________
[insert date]

Credit Suisse AG (“Credit Suisse”)

E-mail: list.etndesk@credit-suisse.com

Re:	Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes due June 13, 2024
Linked to the Russell 1000® Growth Index Total Return (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the Pricing Supplement dated November 9, 2020, in the amounts and on the date set forth below.

Name of beneficial holder:	_______________________________
[insert name of beneficial owner]

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 10,000 ETNs. The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

[insert number of ETNs offered for redemption]

Applicable valuation date:	,	20
Applicable redemption date:	,	20
[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable valuation date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date. I also acknowledge that if this Offer for Redemption is received after 4:00 p.m., New York City time, on a business day, I will be deemed to have made this Offer for Redemption on the following business day. I understand that no Offer for Redemption will be accepted following notice of acceleration of all of the outstanding ETNs.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE BY 4:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

BROKER’S CONFIRMATION OF REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated: ________________
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re:	Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes due June 13, 2024
Linked to the Russell 1000® Growth Index Total Return (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Exchange Traded Notes due June 13, 2024 Linked to the Russell 1000® Growth Index Total Return, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22542D423 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Date of                                     , with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated November 9, 2020 relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the redemption value, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid (10,000 ETNs)). The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

 DTC # (and any relevant sub-account):

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes

due June 13, 2024

Linked to the Russell 1000® Growth Index Total Return

November 9, 2020

Credit Suisse